As Filed with the Securities and Exchange Commission on September 15, 2023.

Registration No. 333-274209

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

To

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lixiang Education Holding Co., Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	8200	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

No. 818 Hua Yuan Street

Liandu District, Lishui City, Zhejiang Province, 323000

People’s Republic of China
+86-578-2267142
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated September 15, 2023.

American Depositary Shares

Lixiang Education Holding Co., Ltd.

Representing	50,000,000	ordinary shares

This prospectus relates to the resale, from time to time, of up to 50,000,000 ordinary shares in the form of American depositary shares (“ADSs”) of Lixiang Education Holding Co., Ltd., by certain individual investors (collectively, the “Selling Shareholders”). See “Selling Shareholders” beginning on page 33. Each ADS represents 5 ordinary shares, US$0.0001 par value per share. The ADSs to which this prospectus relates represent ordinary shares that will be issued to the Selling Shareholders pursuant to, and subject to the terms and conditions of, the share subscription agreements, dated as of August 25, 2023, by us and each of the Selling Shareholders.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of ADSs by the Selling Shareholders.

We will pay the expenses incurred in registering the ADSs to which this prospectus relates, including legal and accounting fees. See “Plan of Distribution.”

Our ADSs are listed on The Nasdaq Global Market under the symbol “LXEH.” On September 14, 2023, the last sale price of our ADSs reported on The Nasdaq Global Market was US$0.2653.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and will be subject to reduced public company reporting requirements.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Lixiang,” “we,” “us,” “the Company,” “our company” and “our” refer to Lixiang Education Holding Co., Ltd., the Cayman Islands holding company and its subsidiaries, and “Variable Interest Entities” or “VIEs” refer to Lishui Mengxiang, Qingtian International School, Beijing Xinxiang, Beijing P.X., Langfang School, Hainan Jiangcai and Chuangmei Weiye, the entities (each as defined below) based in mainland China of which we have power to control the management, and financial and operating policies and have the right to recognize and receive substantially all the economic benefits and in which we have an exclusive option to purchase all or part of the equity interests and all or a portion of the assets at the minimum price possible to the extent permitted by the laws of the People’s Republic of China (“PRC”).

Lixiang is not a Chinese operating company, but a Cayman Islands holding company with operations mainly conducted by its subsidiaries and the VIEs based in mainland China. This structure involves unique risks to investors as they are purchasing equity securities in Lixiang, the Cayman Islands holding company, and are not purchasing, and may never directly hold, equity interests in the VIEs. PRC laws, regulations, and rules restrict and impose conditions on direct foreign investment in certain types of business, including education at the primary, middle school and high school levels, and operation of vocational schools. In response to these restrictions, Lixiang operates these businesses in China through the VIE structure which provides investors with exposure to foreign investment in the Chinese operating companies where Chinese law prohibits us from direct foreign investment in the operating companies. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the contractual arrangements and the VIE structure. Although the contractual arrangements and the VIE structure have been widely adopted by PRC companies listed overseas, such arrangements have not been tested in any of the PRC courts. If the PRC government finds these contractual arrangements or the VIE structure non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs or forfeit our rights under the contractual arrangements. Lixiang and investors in the ADSs face uncertainty about potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements, consequently, significantly affect the financial condition and results of operations. If we are unable to claim our right to control the assets of the VIEs, the ADSs may decline in value or become worthless. The PRC government could even disallow the VIE structure completely, which would likely result in a material adverse change in our operations and the ADSs may significantly decline in value or become worthless. For more details, see “Item 3. Key Information—D. Risk Factors — Risks Relating to Our Corporate Structure” in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein.

We face various legal and operational risks and uncertainties associated with being based in and having the majority of our operations in mainland China and the complex and evolving mainland China laws and regulations. For example, we face risks associated with the fact that the PRC government has significant authority in regulating our operations and may influence or intervene in our operations at any time, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on data security, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a United States exchange. On December 16, 2021, the Public Company Accounting Oversight Board (the “PCAOB”) issued its report notifying the Securities and Exchange Commission (the “SEC”) of its determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong. Under the Holding Foreign Companies Accountable Act, or the HFCAA, if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspections for two consecutive years, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over the counter trading market in the U.S. Furthermore, on December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCAA, pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for two consecutive years. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Our auditor, WWC P.C., the independent registered public accounting firm that issues the audit report included in the annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein, is headquartered in San Mateo, California and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. As such, as of the date of this prospectus, our auditor is not subject to the December 16, 2021 determinations announced by the PCAOB and our listing is not affected by the HFCAA and related regulations. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection as of the date of this prospectus, if, in the future, we have been identified by the SEC for two consecutive years as a “Commission-Identified Issuer” whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States, and this ultimately could result in our ADSs being delisted. For more details, see “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China” in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein.

The Company may transfer funds into Liandu WFOE (as defined below) to pay in their initially subscribed registered capital, and provide loans to Liandu WFOE and the VIEs. Funds may also be paid by the VIEs to Liandu WFOE, as service fees according to the contractual arrangements. For the years ended December 31, 2020, 2021 and 2022, the cash flows that have occurred between the Company, the VIEs and their consolidated subsidiaries, Liandu WFOE which is the primary beneficiary of the VIEs, and other subsidiaries are summarized as the following:

	For the years ended December 31,
	2020	2021	2022
		RMB
Cash paid by Lianwai School to other subsidiaries for food procurement service	150,000	16,056,452	—
Cash transfer from Liandu WFOE to other subsidiaries	—	—	600,000
Cash transfer from Liandu WFOE to VIEs and their consolidated subsidiaries	7,000,000	46,860,000	17,350,000
Cash transfer from VIEs and their consolidated subsidiaries to Liandu WFOE	15,900,000	33,601,578	18,788,590
Cash transfer from other subsidiaries to Liandu WFOE	—	17,600,000	—
Cash transfer from other subsidiaries to VIEs and their consolidated subsidiaries	—	9,900,000	45,000,000
Cash transfer from VIEs and their consolidated subsidiaries to other subsidiaries	—	15,110,752	—

From January 1, 2023 to the date of this prospectus, cash is transferred among the Company, Liandu WFOE, the VIEs and their consolidated subsidiaries, in the following manners: (i) Liandu WFOE provided a total of RMB15,300,000 in cash to VIEs and their consolidated subsidiaries; (ii) VIEs and their consolidated subsidiaries provided a total of RMB15,950,000 in cash to Liandu WFOE; (iii) VIEs and their consolidated subsidiaries provided a total of RMB20,000,000 in cash to other subsidiaries. The aforementioned cash transfers were generally for working capital purpose among the Liandu WFOE, VIEs and their consolidated subsidiaries, and other subsidiaries.

As of the date of the prospectus, other than the cash transfer described hereto, there were no transfer of other assets between the Company, Liandu WFOE, VIEs and their consolidated subsidiaries have never made any dividends or distributions to Lixiang. Similarly, the Company has not declared or made any dividend or other distribution to its shareholders, including U.S. investors to date. Furthermore, the Company, Liandu WFOE, the VIEs and their consolidated subsidiaries have not any plan to pay any dividends in cash in the foreseeable future. The service fees and expenses owed under the VIEs agreements would be settled by VIEs to Liandu WFOE through negotiation.

According to the dividend policy, our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. To the extent cash is generated in our PRC subsidiaries, and may need to be used to fund operations outside of mainland China, such funds may not be available due to limitations placed by the PRC government. Furthermore, to the extent assets (other than cash) in our business are located in the PRC or held by a PRC entity, the assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries to transfer assets by the PRC government. The cash management policies are a part of the Company’s internal control procedures. The cash management policies enable the Company to formalize the procedures on the handling, depositing, receiving, safeguarding and recording of cash transfers. The cash management policies provide reasonable assurance for the consolidated financial statements, rather than imposing any restrictions or limitations on the cash transferred among the Company, its subsidiaries, the consolidated VIEs and its shareholders, as the case may be. Each cash transfer requires approval of the financial manager. Cash transfer in excess of RMB0.5 million (US$0.08 million) but less than RMB1 million (US$0.16 million) shall be reviewed and approved by the Chief Financial Officer of the Company. Cash transfer in excess of RMB1 million (US$0.16 million) shall be reviewed and approved by both Chief Financial Officer and Chief Executive Officer of the Company. For a detailed description of how cash is transferred through our organization, see “Prospectus Summary — Cash and Asset Flows through Our Organization.”

Investing in the ADSs involves risks. See “Risk Factors” beginning on page 25.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 15, 2023

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of ordinary shares.

i

INTRODUCTION

Except where the context otherwise requires and for purposes of this prospectus only:

●	“Beijing P.X.” refers to Beijing Pengxiang Tianxia Education Technology Co., Ltd. (北京鹏翔天下教育科技有限公司), a company incorporated under the laws of the PRC and a wholly-owned subsidiary of Lishui Mengxiang;

●	“Beijing S.K.” refers to Beijing Shangkun Education Technology Development Co., Ltd. (北京商鲲教育科技发展有限公司), a company incorporated under the laws of the PRC;

●	“Beijing Xinxiang” refers to Beijing Xinxiang Future Technology Development Co., Ltd. (北京心翔未来科技发展有限公司), a company incorporated under the laws of the PRC and in which Lishui Mengxiang holds 43% equity interests;

●	“Beijing R.R.Z.” refers to Beijing Renrenzhen Intelligent Technology Co., Ltd. (北京人人诊智能科技有限公司), a company incorporated under the laws of the PRC holding 42% equity interests of Beijing Xinxiang;

●	“Chuangmei Weiye” refers to Beijing Chuangmei Weiye Enterprise Management Co., Ltd. ( 北京创美伟业企业管理有限公司) , a company incorporated under the laws of the PRC and a wholly-owned subsidiary of Beijing P.X.;

●	“Hainan Jiangcai” refers to Hainan Jiangcai Vocational Skills Training School Co., Ltd. (海南匠才职业技能培训学校有限公司), a company incorporated under the laws of the PRC and a wholly-owned subsidiary of Beijing P.X.;

●	“Hangzhou Youxi” refers to Hangzhou Youxi Information Technology Co., Ltd., a company incorporated under the laws of the PRC and a wholly-owned subsidiary of Liandu WFOE;

●	“Langfang School” refers to Langfang City Rail Transit Technical School (廊坊市城轨交通技工学校), a PRC school specialized in providing vocational education;

●	“Lianwai School” refers to Liandu Foreign Language School, comprising of Baiyun Campus and Yijing Campus—Featured Division, which was historically controlled and consolidated by Liandu WFOE through a series of contractual arrangements but was deconsolidated on September 1, 2021;

●	“Liandu WFOE” refers to Zhejiang Mengxiang Consultancy Services Co., Ltd. (浙江梦翔咨询服务有限公司), a wholly foreign-owned enterprise incorporated under the laws of the PRC;

●	“Lishui Mengxiang” refers to Zhejiang Lishui Mengxiang Education Development Co., Ltd. (浙江丽水梦翔教育发展有限公司), a company incorporated under the laws of the PRC and the sponsor of Qingtian International School;

●	“Mengxiang Holdings” or “Controlling Shareholder” refers to, Mengxiang Holdings Limited, a British Virgin Islands company;

●	“Qingtian International School” refers to Qingtian Overseas Chinese International School (青田县华侨国际学校), a PRC private educational school specialized in providing high school education, whose name was changed to Qingtian Overseas Chinese Experimental High School (青田华侨实验高级中学) in February 2023;

●	“Vocational Education Services Providers” refer to Beijing Xinxiang, Langfang School, and Hainan Jiangcai;

●	“Xianke” refers to Zhejiang Lishui Xianke Agricultural Products Distribution Co., Ltd. (浙江丽水鲜客农产品配送有限公司), a company incorporated under the laws of the PRC and a wholly-owned subsidiary of Liandu WFOE.

●	“China”, “mainland China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus on Form F-1 only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan, while the legal and operational risks associated with operating in China may also apply to operations in Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“RMB” and “Renminbi” refer to the legal currency of China;

●	“US$” and “U.S. dollars” refer to the legal currency of the United States; and

●	“HK$” refers to the legal currency of Hong Kong.

ii

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference herein. It does not contain all of the information that you should consider in making your investment decision. Before investing in the ADSs, you should read this summary together with the entire prospectus, including the risks that we describe under “Risk Factors” below and in our annual report on Form 20-F for the year ended December 31, 2022, and our consolidated financial statements and the related notes, such report, financial statements and notes being incorporated by reference herein. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Lixiang,” “the Company,” “our company,” “we,” “us” and “our” refer to Lixiang Education Holding Co., Ltd. and its consolidated subsidiaries, or any one or more of them as the context may require.

The Transaction

On August 25, 2023, the Company entered into a share subscription agreement with each of Xiaoxiong Li, Haibin Gong, Yiqiang Dong, Huafeng Hong, Kin Mang Kung, Shulin Gong, Kim Tuk Yeung, Qunzhu Dong, Jinglong Hong and Canghai Hong (collectively, the “Selling Shareholders”) (collectively, the “Purchase Agreements”), pursuant to which the Company agreed to issue and sell to the Selling Shareholders a total of 50,000,000 ordinary shares with a par value of US$0.0001 each of the Company, in the aggregate consideration of US$6,000,000. Additionally, the Company agreed to file a registration statement with the SEC covering the resale of ADSs representing the ordinary shares that will be issued to the Selling Shareholders under the Purchase Agreements. After such registration statement is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreements are satisfied, the Company will issue and sell the 50,000,000 ordinary shares to the Selling Shareholders.

The Company

Lixiang is a Cayman Islands holding company and not a Chinese operating company, and does not conduct operations directly. The operations in China are conducted through Liandu WFOE and its subsidiaries in which Lixiang holds equity ownership interests, and their contractual arrangements, commonly known as the VIE structure. The VIEs are consolidated for accounting purpose only and Lixiang does not own any equity interest in the VIEs. Our corporate structure involves unique risks to investors as they are purchasing equity securities in Lixiang, the Cayman Islands holding company, and are not purchasing, and may never directly hold, equity interests in the VIEs.

Our and the VIEs’ private education services used to primarily include primary and middle school education, while now turn to high school education and vocational education. We and the VIEs have established an education services network consisting of one high school, three vocational education services providers and one comprehensive human resources services provider, covering Zhejiang Province, Hebei Province, and Hainan Province in mainland China.

PRC laws, regulations, and rules restrict and impose conditions on direct foreign investment in certain types of business, including education at the primary, middle school and high school levels, and operation of vocational schools. As we are a company incorporated in the Cayman Islands, our wholly-owned subsidiary in the PRC, Liandu WFOE, is viewed as a foreign-owned enterprise, and thus is ineligible to apply for or hold licenses to operate, or otherwise own equity interests in, primary and middle schools. Also, as neither we nor Liandu WFOE is a foreign education institution or a foreign vocational skills training institution with relevant qualifications on education services and operating high-quality education, we and Liandu WFOE are ineligible to independently or jointly invest in or operate high schools or vocational schools pursuant to the relevant laws and regulations. In response to these restrictions, the Company operates these businesses in China through the VIE structure which provides investors with exposure to foreign investment in the Chinese operating companies where Chinese law prohibits us from direct foreign investment in the operating companies.

Contractual Arrangements with respect to Lishui Mengxiang, its subsidiaries and Qingtian International School

On April 20, 2022, Liandu WFOE entered into a series of contractual arrangements, or the VIE structure, with Lishui Mengxiang, Qingtian International School, shareholders of Lishui Mengxiang and the Council Members of Qingtian International School. On January 31, 2023, due to the change of shareholders of Lishui Mengxiang, Liandu WFOE entered into an updated series of contractual arrangements with respect to the operation of Qingtian International School. The updated series of contractual arrangements replaced the previous ones in their entirety and took effect on December 16, 2022, the same date when the shareholders of Lishui Mengxiang signed an equity transfer agreement. Below is a summary of the material provisions of these contractual arrangements with Liandu WFOE and the shareholders of Lishui Mengxiang. For more complete information you should read these agreements in their entirety. These agreements or their forms are filed as exhibits to this prospectus on Form F-1.

Exclusive Call Option Agreement. Under the Exclusive Call Option Agreement dated January 31, 2023, Ms. Fen Ye and Ms. Hong Ye, or the shareholders of Lishui Mengxiang have irrevocably granted Liandu WFOE or its designated purchaser the exclusive right to purchase all or part of the direct and/or indirect equity interests of Lishui Mengxiang, or the Equity Call Option. The purchase price payable by Liandu WFOE or its designated purchaser in respect of the transfer of Lishui Mengxiang’s direct and/or indirect equity interest or equity interests shall be at the lowest price permitted under the PRC laws and regulations. Liandu WFOE or its designated purchaser shall have the right to purchase such proportion of Lishui Mengxiang’s interest in Qingtian International School and/or other equity interest of Lishui Mengxiang as it decides at any time. Qingtian International School provides high school education services, in which case the foreign investors are restricted to hold equity interests of Lishui Mengxiang, Qingtian International School’s sponsor, in accordance with the current PRC laws and regulations. If and when the PRC laws and regulations allow Liandu WFOE or us to directly hold all or part of the school sponsor interests in Qingtian International School and/or all or part of other equity interests of Lishui Mengxiang and operate competent education business in the PRC, Liandu WFOE shall issue the notice of exercise of such equity call option as soon as practicable, and the percentage of interests to be purchased upon exercise of such Equity Call Option shall be no less than the maximum percentage allowed to be held by Liandu WFOE or its designated purchaser under the PRC laws and regulations. Such equity transfer price is not expressly provided for in the current PRC laws and regulations and it is uncertain whether it may be further regulated by future PRC laws and regulations. Pursuant to the Exclusive Call Option Agreement, all taxes and fees associated with the equity transfer shall be paid by Lishui Mengxiang’s shareholders and/or the direct equity holders of the VIEs upon the transfer. In the absence of written consent from Liandu WFOE, except as otherwise described in the Exclusive Call Option Agreement, Lishui Mengxiang and its shareholders shall not sell, transfer, assign or otherwise dispose of or create any encumbrance on any of Lishui Mengxiang’s assets, businesses or equity interests or procure separation or merge with any other entities. Furthermore, without written consent from Liandu WFOE, Lishui Mengxiang may not terminate any material contracts or enter into any other contracts which may contradict such material contracts, incur any indebtedness or provide any loan or guarantee to a third party, except as disclosed to Liandu WFOE, or alter the nature or scope of its business. The Exclusive Call Option Agreement will remain in force during the operation term of VIEs and any periods that are renewable pursuant to the PRC laws, and will terminate automatically when Liandu WFOE and/or its designated entities fully exercised their options to purchase all the equities of VIEs in accordance with this agreement. In addition, unless otherwise stipulated by laws, this agreement may not be terminated by Lishui Mengxiang or its shareholders unilaterally, but may only be terminated by Liandu WFOE after notice in advance.

Proxy Agreement for School’s Sponsors and Council Members. Pursuant to the Proxy Agreement for School’s Sponsors and Council Members dated January 31, 2023, Lishui Mengxiang has irrevocably authorized and entrusted Liandu WFOE to exercise all its rights as school sponsor of Qingtian International School to the extent permitted by the PRC laws. These rights include, but are not limited to: (a) the right to appoint and/or elect of council members of Qingtian International School; (b) the right to appoint and/or elect the supervisors of Qingtian International School; the right to put forward the School’s mission and scope of operation;(c)the right to examine or approve the Articles of Association of Qingtian International School, development planning, major projects and budget for revenues and expenditures;(d) the right to supervise the performance of Qingtian International School and the achievement of the objectives set out in the bylaw;(e) the right to establish the executive school council in accordance with the authority and procedures prescribed in the bylaw of Qingtian International School and to participate in the running and management of the School;(f) the right to access the information about the operation conditions and financial conditions of Qingtian International School;(g) the right to consult the resolutions, records, financial and accounting statements and reports of the school council meetings in accordance with the PRC laws;(h) the right to obtain reasonable returns from Qingtian International School’s Sponsor in accordance with the PRC laws;(i) the right to obtain the remaining property of Qingtian International School after the liquidation in accordance with the PRC laws;(j) the right to transfer the interests of Qingtian International School’s Sponsor in accordance with the PRC laws;(k) the right to select the profitability and non-profitability of the characteristic of Qingtian International School in accordance with the PRC laws, regulations or regulatory documents; and(l) any other rights of Qingtian International School’s Sponsor provided by other applicable laws and regulations of the PRC and the articles of association of Qingtian International School (as amended from time to time).

The appointed Council Members of Qingtian International School from Lishui Mengxiang has irrevocably authorized and entrusted Liandu WFOE to exercise all its rights as school sponsor of Qingtian International School to the extent permitted by the PRC laws. These rights include, but are not limited to: (a) acting as the agent of Qingtian International School’s Sponsor to attend the council meeting of Qingtian International; enjoying the right to speak, propose, vote, elect and stand for election, and the right to know, propose and supervise council meeting and business activities carried out by Qingtian International School; (b) exercising the voting rights on behalf of Qingtian International School’s Sponsor for all matters requiring discussion and resolution of the council; (c) proposing to convene a council meeting of Qingtian International School; (d) signing the council meeting minutes, council meeting resolutions or other legal documents that the Appointed Council Members has the right to sign as the council member of Qingtian International School; (e) instructing the legal representative, the financial, business and administrative chiefs, etc. of Qingtian International School to act in accordance with the Trustee’s intention; (f) exercising other rights of the council member and council members’ voting rights under the articles of association (including any other council members’ voting rights as stipulated in the amended articles of association) of Qingtian International School; (g) handling legal procedures containing registration, examination and approval and license of schools at the competent departments of government; and (h) any other rights of the Council Member as pursuant to the applicable PRC laws, regulations and the articles of association (as amended from time to time) of Qingtian International School. In addition, each of Lishui Mengxiang and the Council Members of Qingtian International School have irrevocably agreed that (i) Liandu WFOE may delegate its rights under the Proxy Agreement for School’s Sponsors and Council Members to the directors of Liandu WFOE or its designated person, without prior notice to or approval by Lishui Mengxiang and the Council Members of Qingtian International School; and (ii) any person as successor of civil rights of Liandu WFOE or liquidator by reason of subdivision, merger, liquidation of Liandu WFOE or other circumstances shall have authority to replace Liandu WFOE to exercise all rights under the Proxy Agreement for School’s Sponsors and Council Members.

Proxy Agreement for Shareholders. Pursuant to the Proxy Agreement for Shareholders dated January 31, 2023, each shareholder of Lishui Mengxiang has irrevocably authorized and entrusted Liandu WFOE to exercise all its rights as the shareholder to the extent permitted by the PRC laws. These rights include, but are not limited to: (a) the right to attend the shareholders’ meeting of our school acting as WFOE’s nominee; (b) the right to vote on behalf of the sponsors for all matters requiring discussion and resolution of the shareholders’ meeting; (c) the right to sign the shareholders’ minutes, resolutions or other legal documents; (d) the right to indicate the directors, the legal representative, etc. to act in accordance with WFOE’s intention; (e) the right to handle legal procedures containing registration, examination and approval and license of schools at the competent departments of governments; (f) the right to decide to transfer or otherwise dispose of the equity of our school; (g) any other shareholder rights as pursuant to the applicable PRC laws, regulations and our school’s articles of association as amended from time to time.

Business Cooperation Agreement. Pursuant to the Business Cooperation Agreement dated January 31, 2023, Liandu WFOE shall provide technical services, management support and consulting services necessary for the private education business, and in return, the VIEs shall make payments accordingly. In particular, such services include but not limited to developing curriculum, conducting market research and offering management and marketing advice, providing technology services, providing public relations services, providing support for teacher hiring and training and providing other services that the VIEs may need from time to time. Without the prior consent of Liandu WFOE, none of the VIEs may accept such services provided by any third party. As part of the business cooperative agreement, VIEs and the shareholders of Lishui Mengxiang agree that they will not take any actions except as otherwise described in the Business Cooperation Agreement, such as incurring indebtedness, disposing of material assets, materially changing the scope or nature of the business of the VIEs, disposing of their equity interests in the VIEs, or paying dividends or other similar payments to the sponsors or the shareholders VIEs in the absence of written consent from Liandu WFOE. The aforementioned agreements will terminate automatically when Liandu WFOE and/or its designated entities fully exercised their options to purchase all the equities held by Nominee Shareholders in accordance with the Exclusive Call Option Agreement. In addition, unless otherwise stipulated by laws, this agreement may not be terminated by VIEs or the shareholders, but may only be terminated by Liandu WFOE after notice in advance.

Exclusive Technical Service and Business Consulting Agreement. Pursuant to the Exclusive Technical Service and Business Consulting Agreement dated January 31, 2023, Liandu WFOE agreed to provide exclusive technical services to Qingtian International School and Qingtian International School’s sponsor, Lishui Mengxiang. Furthermore, Liandu WFOE agreed to provide exclusive business consultancy services to Qingtian International School and Qingtian International School’s sponsor. In consideration of the technical and business consultancy services provided by Liandu WFOE, Qingtian International School and Qingtian International School’s sponsor agreed to pay Liandu WFOE a service fee withdrawn from their respective amount of surplus from operations after deducting all costs, expenses, taxes, losses (if required by the law) and the legally development fund of the respective school (if required by the law) and other costs and funds that shall be retained at Qingtian International School in accordance with applicable PRC laws. Liandu WFOE has the right (but not the obligation) to adjust the amount of such service fee by reference to the actual services provided and the actual business operations and needs of Qingtian International School and Qingtian International School’s sponsor, provided that any adjusted amount shall not exceed the amount mentioned above. Qingtian International School and Qingtian International School’s sponsor do not have any right to make any such adjustment. Unless otherwise prescribed under the PRC laws and regulations, Liandu WFOE shall have exclusive proprietary rights to any technology and intellectual property developed and materials prepared in the course of the provision of research and development, technical support and services by Liandu WFOE to Qingtian International School and Qingtian International School’s sponsor, and any intellectual property in the products developed, including any other rights derived thereunder, in the course of performance of obligations under the Exclusive Technical Service and Business Consulting Agreement and/or any other agreements entered into between Liandu WFOE and the VIEs.

Equity Pledge Agreement. Pursuant to the Equity Pledge Agreement dated January 31, 2023, the shareholders unconditionally and irrevocably pledged all of their equity interests in Lishui Mengxiang to Liandu WFOE to guarantee performance of the obligations of the VIEs under the Exclusive Call Option Agreement, Business Cooperation Agreement, Exclusive Technical Service and Business Consulting Agreement, Proxy Agreement for Shareholders, Proxy Agreement for School’s Sponsors and Council Members and Loan Agreement, each as described above the shareholders of Lishui Mengxiang agreed that without prior written consent of the PRC WFOE, they shall not transfer or dispose of the pledged equity interests, or create or allow any encumbrance on the pledged equity interests. Unless otherwise stipulated by laws, this agreement may not be terminated by Lishui Mengxiang or the shareholders of Lishui Mengxiang unilaterally, but may only be terminated by the Liandu WFOE after notice in advance. The equity pledge agreement remains in full force and effect until all of the obligations under the contractual arrangements have been duly performed or the guaranteed debts are duly paid. The pledge of equity interests in Lishui Mengxiang has been duly registered with the local branch of SAIC and is effective upon such registration.

Contractual Arrangements with respect to Langfang School

On March 28, 2023, Liandu WFOE entered into a series of contractual arrangements, or the VIE structure, with Beijing P.X. and Langfang School, shareholders of Beijing P.X. and the Council Members of Langfang School. The series of contractual arrangements became effective on January 1, 2022. Below is a summary of the material provisions of these contractual arrangements with Liandu WFOE and the shareholders of Beijing P.X.. For more complete information you should read these agreements in their entirety. These agreements or their forms are filed as exhibits to this prospectus on Form F-1.

Exclusive Call Option Agreement. Under the Exclusive Call Option Agreement dated March 28, 2023, Ms. Fen Ye, Ms. Hong Ye, and Lishui Mengxiang, or the shareholders of Beijing P.X. have irrevocably granted Liandu WFOE or its designated purchaser the exclusive right to purchase all or part of the direct and/or indirect equity interests of Beijing P.X. and Langfang School, or the Equity Call Option. The purchase price payable by Liandu WFOE or its designated purchaser in respect of the transfer of above equity interests shall be at the lowest price permitted under the PRC laws and regulations. Liandu WFOE or its designated purchaser shall have the right to purchase such proportion of Beijing P.X.’s interest in Langfang School and/or other equity interest of Beijing P.X. as it decides at any time. Langfang School provides vacational school education services, in which case the foreign investors shall be a foreign education institution or a foreign vocational skills training institution with relevant qualifications on education services and operating high-quality education in accordance with the current PRC laws and regulations. If and when the PRC laws and regulations allow Liandu WFOE or us to directly hold all or part of the school sponsor interests in Langfang School and/or all or part of other equity interests of Beijing P.X. and operate competent education business in the PRC, Liandu WFOE shall issue the notice of exercise of such equity call option as soon as practicable, and the percentage of interests to be purchased upon exercise of such Equity Call Option shall be no less than the maximum percentage allowed to be held by Liandu WFOE or its designated purchaser under the PRC laws and regulations. Such equity transfer price is not expressly provided for in the current PRC laws and regulations and it is uncertain whether it may be further regulated by future PRC laws and regulations. Pursuant to the Exclusive Call Option Agreement, all taxes and fees associated with the equity transfer shall be paid by Beijing P.X.’s shareholders upon the transfer. In the absence of written consent from Liandu WFOE, except as otherwise described in the Exclusive Call Option Agreement, Beijing P.X. and its shareholders shall not sell, transfer, assign or otherwise dispose of or create any encumbrance on any of Langfang School’s assets, businesses or equity interests or procure separation or merge with any other entities. Furthermore, without written consent from Liandu WFOE, Langfang School may not terminate any material contracts or enter into any other contracts which may contradict such material contracts, incur any indebtedness or provide any loan or guarantee to a third party, except as disclosed to Liandu WFOE, or alter the nature or scope of its business. The Exclusive Call Option Agreement will remain in force during the operation term of Beijing P.X. and Langfang School and any periods that are renewable pursuant to the PRC laws, and will terminate automatically when Liandu WFOE and/or its designated entities fully exercised their options to purchase all the equities of Beijing P.X. and Langfang School in accordance with this agreement. In addition, unless otherwise stipulated by laws, this agreement may not be terminated by Langfang School, Beijing P.X. or its shareholders unilaterally, but may only be terminated by Liandu WFOE after notice in advance.

Proxy Agreement for School’s Sponsors and Council Members. Pursuant to the Proxy Agreement for School’s Sponsors and Council Members dated March 28, 2023, Beijing P.X. has irrevocably authorized and entrusted Liandu WFOE to exercise all its rights as school sponsor of Langfang School to the extent permitted by the PRC laws. These rights include, but are not limited to: (a) the right to appoint and/or elect of council members of Langfang School; (b) the right to appoint and/or elect the supervisors of Langfang School; the right to put forward the School’s mission and scope of operation;(c)the right to examine or approve the Articles of Association of Langfang School, development planning, major projects and budget for revenues and expenditures;(d) the right to supervise the performance of Langfang School and the achievement of the objectives set out in the bylaw;(e) the right to establish the executive school council in accordance with the authority and procedures prescribed in the bylaw of Langfang School and to participate in the running and management of the School;(f) the right to access the information about the operation conditions and financial conditions of Langfang School;(g) the right to consult the resolutions, records, financial and accounting statements and reports of the school council meetings in accordance with the PRC laws;(h) the right to obtain reasonable returns from Langfang School’s Sponsor in accordance with the PRC laws;(i) the right to obtain the remaining property of Langfang School after the liquidation in accordance with the PRC laws;(j) the right to transfer the interests of Langfang School’s Sponsor in accordance with the PRC laws;(k) the right to select the profitability and non-profitability of the characteristic of Langfang School in accordance with the PRC laws, regulations or regulatory documents; and(l) any other rights of Langfang School’s Sponsor provided by other applicable laws and regulations of the PRC and the articles of association of Langfang School (as amended from time to time).

The appointed Council Members of Langfang School from Beijing P.X. has irrevocably authorized and entrusted Liandu WFOE to exercise all its rights as school sponsor of Langfang School to the extent permitted by the PRC laws. These rights include, but are not limited to: (a) acting as the agent of Langfang School’s Sponsor to attend the council meeting of Langfang School; enjoying the right to speak, propose, vote, elect and stand for election, and the right to know, propose and supervise council meeting and business activities carried out by Langfang School; (b) exercising the voting rights on behalf of Langfang School’s Sponsor for all matters requiring discussion and resolution of the council; (c) proposing to convene a council meeting of Langfang School; (d) signing the council meeting minutes, council meeting resolutions or other legal documents that the Appointed Council Members has the right to sign as the council member of Langfang School; (e) exercising other rights of the council member and council members’ voting rights under the articles of association (including any other council members’ voting rights as stipulated in the amended articles of association) of Langfang School; (f) handling legal procedures containing registration, examination and approval and license of school at the competent departments of government; and (g) any other rights of the Council Member as pursuant to the applicable PRC laws, regulations and the articles of association (as amended from time to time) of Langfang School. In addition, each of Beijing P.X. and the Council Members of Langfang School have irrevocably agreed that (i) Liandu WFOE may delegate its rights under the Proxy Agreement for School’s Sponsors and Council Members to the directors of Liandu WFOE or its designated person, without prior notice to or approval by Beijing P.X. and the Council Members of Langfang School; and (ii) any person as successor of civil rights of Liandu WFOE or liquidator by reason of subdivision, merger, liquidation of Liandu WFOE or other circumstances shall have authority to replace Liandu WFOE to exercise all rights under the Proxy Agreement for School’s Sponsors and Council Members.

Proxy Agreement for Shareholders. Pursuant to the Proxy Agreement for Shareholders dated March 28, 2023, Lishui Mengxiang, the shareholder of Beijing P.X. has irrevocably authorized and entrusted Liandu WFOE to exercise all its rights as the shareholder to the extent permitted by the PRC laws. These rights include, but are not limited to: (a) the right to attend the shareholders’ meeting of Beijing P.X. acting as WFOE’s nominee; (b) the right to vote on behalf of Lishui Mengxiang for all matters requiring discussion and resolution of the shareholders’ meeting; (c) the right to sign the shareholders’ minutes, resolutions or other legal documents; (d) the right to indicate the directors, the legal representative, etc. to act in accordance with WFOE’s intention; (e) the right to handle legal procedures containing registration, examination and approval and license of Beijing P.X. at the competent departments of governments; (f) the right to decide to transfer or otherwise dispose of the equity of Beijing P.X.; (g) any other shareholder’s rights as pursuant to the applicable PRC laws, regulations and articles of association of Beijing P.X. as amended from time to time.

Business Cooperation Agreement. Pursuant to the Business Cooperation Agreement dated March 28, 2023, Liandu WFOE shall provide technical services, management support and consulting services necessary for the private education business, and in return, Beijing P.X. and Langfang School shall make payments accordingly. In particular, such services include but not limited to developing curriculum, conducting market research and offering management and marketing advice, providing technology services, providing public relations services, providing support for teacher hiring and training and providing other services that Beijing P.X. and Langfang School may need from time to time. Without the prior consent of Liandu WFOE, none of Beijing P.X. and Langfang School may accept such services provided by any third party. As part of the business cooperative agreement, Beijing P.X., Langfang School and the shareholders of Beijing P.X. agree that they will not take any actions except as otherwise described in the Business Cooperation Agreement, such as incurring indebtedness, disposing of material assets, materially changing the scope or nature of the business of Langfang School, disposing of their equity interests in the Langfang School, or paying dividends or other similar payments to Beijing P.X. or the shareholders of Beijing P.X. in the absence of written consent from Liandu WFOE. The aforementioned agreements will terminate automatically when Liandu WFOE and/or its designated entities fully exercised their options to purchase all the equities held by Nominee Shareholders in accordance with the Exclusive Call Option Agreement. In addition, unless otherwise stipulated by laws, this agreement may not be terminated by Beijing P.X., Langfang School or the shareholders of Beijing P.X., but may only be terminated by Liandu WFOE after notice in advance.

Exclusive Technical Service and Business Consulting Agreement. Pursuant to the Exclusive Technical Service and Business Consulting Agreement dated March 28, 2023, Liandu WFOE agreed to provide exclusive technical services to Langfang School and Beijing P.X.. Furthermore, Liandu WFOE agreed to provide exclusive business consultancy services to Langfang School and Beijing P.X.. In consideration of the technical and business consultancy services provided by Liandu WFOE, Langfang School and Beijing P.X. agreed to pay Liandu WFOE a service fee withdrawn from their respective amount of surplus from operations after deducting all costs, expenses, taxes, losses (if required by the law) and the legally development fund (if required by the law) and other costs and funds that shall be retained at Langfang School in accordance with applicable PRC laws. Liandu WFOE has the right (but not the obligation) to adjust the amount of such service fee by reference to the actual services provided and the actual business operations and needs of Langfang School and Beijing P.X., provided that any adjusted amount shall not exceed the amount mentioned above. Langfang School and Beijing P.X. do not have any right to make any such adjustment. Unless otherwise prescribed under the PRC laws and regulations, Liandu WFOE shall have exclusive proprietary rights to any technology and intellectual property developed and materials prepared in the course of the provision of research and development, technical support and services by Liandu WFOE to Langfang School and Beijing P.X., and any intellectual property in the products developed, including any other rights derived thereunder, in the course of performance of obligations under the Exclusive Technical Service and Business Consulting Agreement and/or any other agreements entered into between Liandu WFOE, Langfang School and Beijing P.X..

Equity Pledge Agreement. Pursuant to the Equity Pledge Agreement dated March 28, 2023, the shareholders unconditionally and irrevocably pledged all of their equity interests in Beijing P.X. to Liandu WFOE to guarantee performance of the obligations of Langfang School and Beijing P.X. under the Exclusive Call Option Agreement, Business Cooperation Agreement, Exclusive Technical Service and Business Consulting Agreement, Proxy Agreement for Shareholders, Proxy Agreement for School’s Sponsors and Council Members and Loan Agreement, each as described above the shareholders of Beijing P.X. agreed that without prior written consent of the WFOE, they shall not transfer or dispose of the pledged equity interests, or create or allow any encumbrance on the pledged equity interests. Unless otherwise stipulated by laws, this agreement may not be terminated by Beijing P.X. or the shareholders of Beijing P.X. unilaterally, but may only be terminated by the Liandu WFOE after notice in advance. The equity pledge agreement remains in full force and effect until all of the obligations under the contractual arrangements have been duly performed or the guaranteed debts are duly paid. The pledge of equity interests in Beijing P.X. has been duly registered with the local branch of PRC State Administration of Market Regulation, or SAMR and is effective upon such registration.

The contractual agreements are not equivalent to equity ownership in the business of the VIEs. Our control over Lishui Mengxiang and its subsidiaries, Qingtian International School, and Langfang School, and our position of being the primary beneficiary of Lishui Mengxiang and its subsidiaries, Qingtian International School, and Langfang School for the accounting purposes are limited to the conditions that we have met for consolidation of Lishui Mengxiang and its subsidiaries, Qingtian International School, and Langfang School under U.S. GAAP. Such conditions include that (i) we have the power to govern the activities which most significantly impact the VIEs’ economic performance, (ii) we are contractually obligated to absorb losses of the VIEs that could potentially be significant to the VIEs, and (iii) we are entitled to receive benefits from the VIEs that could potentially be significant to the VIEs. We’ve met such conditions for consolidation of the VIEs under U.S. GAAP through the aforementioned contractual arrangements, and as a result, we are deemed as the primary beneficiary of the VIEs, and the VIEs will be treated as our consolidated affiliated entities for accounting purposes. We have consolidated the results of the VIEs in our consolidated financial statements in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein in accordance with U.S. GAAP. For a more detailed discussion of the basis of presentation of our consolidated financial statements, see “Item 5. Operating and financial Review and Prospects—A. Operating Results—Critical Accounting Policies” in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein.

We could face heightened risks and substantial costs in enforcing these contractual arrangements, because, although the aforementioned contractual arrangements have been widely adopted by PRC companies listed overseas, such arrangements have not been tested in any of the PRC courts. In addition,  there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the contractual arrangements and the VIE structure. If the PRC government finds these contractual arrangements or the VIE structure non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs or forfeit our rights under the contractual arrangements. Lixiang and investors in the ADSs face uncertainty about potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements, consequently, significantly affect the financial condition and results of operations. If we are unable to claim our right to control the assets of the VIEs, the ADSs may decline in value or become worthless. The PRC government could even disallow the VIE structure completely, which would likely result in a material adverse change in our operations and the ADSs may significantly decline in value or become worthless. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Corporate Structure” in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein.

Currently, we and the VIEs have established an education services network consisting of one high school (Qingtian International School), three vocational education services providers (Beijing Xinxiang, Langfang School and Hainan Jiangcai) and one comprehensive human resources services provider (Chuangmei Weiye). Lishui Mengxiang became the sponsor of Qingtian International School in August 2021. Beijing P.X., a wholly-owned subsidiary of Lishui Mengxiang, holds the whole sponsorship interests of Langfang School from January 1, 2022, and has two wholly-owned subsidiaries, namely Hainan Jiangcai and Chuangmei Weiye. Prior to August 31, 2021, the VIEs primarily operated primary and secondary school in Baiyun campus and Yijing campus—Featured Division of Lianwai School. Under the Implementation Rules for the Law for Promoting Private Education of the PRC (《中华人民共和国民办教育促进法实施条例》) for Private Education Laws, or the 2021 Implementation Rules, which took effect on September 1, 2021, social organizations and individuals are prohibited from controlling a private school that provides compulsory education by means of, among others, merger, acquisition, and contractual arrangements, and a private school providing compulsory education is prohibited from conducting transactions with its related party. In particular, the prohibition over related party transactions has significantly affected the enforceability of the exclusive management services and business cooperation agreements among Liandu WFOE and Lianwai School providing compulsory education. Therefore, we re-assessed our control over Lianwai School. Based on the relevant accounting standard in accordance with U.S. GAAP, we have concluded that we have lost control of Lianwai School since August 31, 2021, in view of the significant uncertainties and restrictions the 2021 Implementation Rules impose on our ability to direct the range of ongoing activities that would most significantly impact the returns of Lianwai School. In light of such regulatory developments, on April 20, 2022, we entered into an acknowledgment agreement of contractual agreements with Lianwai School and respective directors, to confirm all the terms of rights and obligations relating to Lianwai School and the directors appointed by the sponsor under the contractual arrangements among them, and agree among the parties that such arrangements shall have been terminated on August 31, 2021. To minimize disruptions to existing students enrolled in Lianwai School, we and the VIEs continued to offer essential services to the students. We deconsolidated Lianwai School commencing from September 1, 2021 and presented it as a discontinued operation in current and comparative period financial statements.

We and the VIEs have explored and considered business opportunities beyond high school education. We and the VIEs took steps to expand into online education and vocational education. In February 2021, Liandu WFOE completed the acquisition of 100% equity interests of Hangzhou Youxi for the layout of online education. In January 2022, Lishui Mengxiang formed Beijing Xinxiang with Beijing R.R.Z. to provide vocational education in the health care industry. On January 1, 2022, Lishui Mengxiang entered into definitive agreements to acquire 100% equity interests of Beijing P.X., a wholly-owned subsidiary of Beijing S.K., which in turn holds 100% equity interests of Chuangmei Weiye and Hainan Jiangcai, and the sponsorship interests of Langfang School, to expand our and the VIEs’ business into vocational education. The acquisition was completed in May 2022. As of the date of this prospectus on Form F-1, the administrative procedures with the PRC governmental authorities to amend the registration reflecting the result of the acquisition of Langfang School have not been completed due to the internal procedures of the competent authorities.

On June 30, 2020, the Standing Committee of the National People’s Congress of the PRC, or the Standing Committee of the NPC, promulgated the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region, or the Law of PRC on Safeguarding National Security in Hong Kong, the interpretation of which involves a degree of uncertainty. The PRC government has also announced recently that it would step up supervision of overseas listed PRC businesses, and check sources of funding for securities investment and control leverage ratios. The PRC government has also opened a probe into several U.S.-listed technology companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data. Currently these laws (other than the Law of the PRC on Safeguarding National Security in Hong Kong) are expected to apply to China domestic businesses, rather than businesses in Hong Kong which operate under a different set of laws from China. However, there can be no assurance that the government of Hong Kong will not enact similar laws and regulations applicable to companies operating in Hong Kong. For example, the PRC government may pressure the government of Hong Kong to enact similar laws and regulations to those in the PRC, which may seek to exert control over offerings conducted overseas by Hong Kong companies. If any or all of the foregoing were to occur, and if our Hong Kong subsidiary elects to carry out substantive business activities in the future, it could lead to a material adverse change in our operations and limit or hinder our ability to offer securities to overseas investors or remain listed in the United States, which could cause the value of our ADSs to significantly decline or become worthless. For detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Implementation of the Law of the PRC on Safeguarding National Security in Hong Kong involves uncertainty, and the recent policy pronouncements by the PRC government regarding business activities of U.S.-listed PRC businesses may negatively impact Lixiang’s existing and future operations in Hong Kong” in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein.

The following diagram illustrates the corporate structure of us, our operating subsidiaries and the VIEs, as of the date of the prospectus:

Notes:

(1) The sponsorship registration of Qingtian International School was changed to Lishui Mengxiang in August 2021. As of the date of the prospectus, we have not received any formal notice from the competent authorities of Qingtian County requesting us to conduct the classified registration of private schools. However, given that Qingtian International School is a non-state public institution legal person, it may be directly classified as a non-profit private school by the competent authorities of Qingtian County and has no need to go through additional registration procedures. On April 20, 2022, Liandu WFOE entered into a series of contractual arrangements with respect to the operation of Qingtian International School. On January 31, 2023, due to the change of shareholders of Lishui Mengxiang, Liandu WFOE entered into an updated series of contractual arrangements with respect to the operation of Qingtian International School. The updated series of contractual arrangements replaced the series entered in April 2022 and took effect on December 16, 2022, the same date when the shareholders of Lishui Mengxiang signed an equity transfer agreement.

(2) Beijing P.X. holds the whole sponsorship interests of Langfang School. Liandu WFOE entered into a series of contractual arrangements with respect to the operation of Langfang School on March 28, 2023. The contractual arrangements took effect on January 1, 2022. As of the date of the prospectus, Langfang City has not released any detailed rules on classification registration of private schools and we have not received any relevant notice from the competent authorities of Langfang City since January 1, 2022 when Beijing P.X. began to hold the whole sponsorship interests of Langfang School.

(3) Lishui Mengxiang holds 43% equity interests of Beijing Xinxiang. Beijing R.R.Z. holds 42% equity interests of Beijing Xinxiang. The management team of Beijing Xinxiang formed Beijing Chuang’ao Technology Center (L.P.) (“Beijing C.A.”), holding 15% equity interests of Beijing Xinxiang. Given that the board of directors of Beijing Xinxiang consists of five members, three of which shall be appointed by Lishui Mengxiang, we are regarded as the primary beneficiary of Beijing Xinxiang through Lishui Mengxiang under U.S. GAAP as Lishui Mengxiang holds more than half of the voting power in the board of directors of Beijing Xinxiang. Therefore, the financial statements of Beijing Xinxiang have been consolidated in our annual report on Form 20-F for the year ending December 31, 2022 incorporated by reference herein.

(4) According to PRC laws and regulations, entities and individuals who establish private schools are commonly referred to as “sponsors” instead of “owners” or “shareholders.” The economic substance of “sponsorship” with respect to private schools is substantially similar to that of ownership with regard to legal, regulatory and tax matters. However, the differences between sponsorship and equity ownership can be found in the specific provisions of the laws and regulations applicable to sponsors and owners, such as provisions regarding the right to receive returns on investment and the right to the distribution of residual properties upon termination and liquidation.

Investors are purchasing equity interests in Lixiang, the Cayman Islands holding company, and are not purchasing, and may never directly hold, equity interests in the VIEs.  We do not have any equity interests in the VIEs. However, because of the contractual arrangements, we control the VIEs through our PRC subsidiary, Liandu WFOE, and are regarded as the primary beneficiary of the VIEs for accounting purposes under U.S. GAAP. We have consolidated the results of the VIEs in our consolidated financial statements in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein in accordance with U.S. GAAP.

These contractual arrangements may not be as effective in providing us with control over the VIEs as equity ownership. If we had equity ownership of the VIEs, we would be able to exercise our rights as a direct or indirect shareholder to effect changes in the board of directors of the VIEs, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, as these contractual arrangements stand now, if the VIEs or their shareholders fail to perform their respective obligations under these contractual arrangements, we cannot exercise shareholders’ rights to direct corporate actions as direct ownership would otherwise entail. If the parties under such contractual arrangements refuse to carry out our directions in relation to everyday business operations, we will be unable to maintain effective control over the operations of the VIEs in China under U.S. GAAP. Losing effective control over the VIEs may impair our access to their cash flow from operations, which may reduce our liquidity. If the VIEs or their respective ultimate shareholders fail to perform their obligations under our contractual arrangements, we may have to incur additional costs and expend substantial resources to enforce our contractual arrangements, temporarily or permanently lose control over our primary operations or lose access to our primary sources of revenue.

There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the contractual arrangements and the VIE structure. If the PRC government finds these contractual arrangements or the VIE structure non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs or forfeit our rights under the contractual arrangements. Lixiang and investors in the ADSs face uncertainty about potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements, consequently, significantly affect the financial condition and results of operations. If we are unable to claim our right to control the assets of the VIEs, the ADSs may decline in value or become worthless. The PRC government could even disallow the VIE structure completely, which would likely result in a material adverse change in our operations and the ADSs may significantly decline in value or become worthless.

Permissions Required for Our Operations in China

In order to conduct our and the VIEs’ business and operate schools in China, we and the VIEs are required to obtain and maintain various approvals, licenses and permits and fulfill registration and filing requirements. For example, to establish and operate a high school in the PRC, we are required to obtain a private school operation permit from the local education bureau and register with competent administration authorities to obtain a business license or registration certificate. Such local regulatory authorities may also conduct annual inspection of the schools.

After consulting with our PRC legal counsel, Beijing DeHeng Law offices, we are of the view that, as of the date of the prospectus, except for the circumstances which would not in the aggregate have a material adverse effect on our financial conditions, Lixiang, our PRC subsidiaries and the VIEs have received from PRC authorities requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China. Such licenses and permissions mainly include Business License, Public Institution Legal Person Certificate, Permit for Establishment of Privately-run Schools, Registration Certificate for Private Non-enterprise Entities, Labor Dispatch Operation License, Human Resources Service License and Food Operation License. The following table provides details on the aforementioned licenses and permissions held by our PRC subsidiaries and VIEs.

Company/School	License/Permission	Issuing Authority	Validity
Liandu WFOE	Business License	Market Supervision Administration of Lishui City	Until October 9, 2068

Xianke	Business License	Market Supervision Administration of Jingning Shezu Autonomous County	Long-term
	Food Operation License	Market Supervision Administration of Jingning Shezu Autonomous County	Until August 24, 2025

Hangzhou Youxi	Business License	Market Supervision Administration of Hangzhou City	Long-term

Lishui Mengxiang	Business License	Market Supervision Administration of Lishui City	Until August 16, 2051

Qingtian School	Public Institution Legal Person Certificate	Registration Administration of Public Institutions of Qingtian County	Until August 1, 2024
	Permit for Establishment of Privately-run Schools	Qingtian Education Bureau	Until August 27, 2024
	Food Operation License	Market Supervision Administration of Qingtian County	Until September 8, 2026

Beijing Xinxiang	Business License	Market Supervision Administration of Chaoyang District, Beijing	Until February 13, 2062

Beijing P.X.	Business License	Market Supervision Administration of Haidian District, Beijing	Until December 22, 2051

Hainan Jiangcai	Business License	Market Supervision Administration of Hainan Province	Long-term

Langfang School	Registration Certificate for Private Non-enterprise Entities	Administrative Examination and Approval Bureau of Langfang City	Until July 7, 2027
	Permit for Establishment of Privately-run Schools	Department of Human Resources and Social Security of Hebei Province	Until August, 2025
	Food Operation License	Administrative Examination and Approval Bureau of Anci District, Langfang City	Until October 15, 2027

Chuangmei Weiye	Business License	Market Supervision Administration of Dongcheng District, Beijing	Until January 4, 2042
	Labor Dispatch Operation License	Human Resources and Social Security Bureau of Dongcheng District, Beijing	Until November 26, 2025
	Human Resources Service License	Human Resources and Social Security Bureau of Dongcheng District, Beijing	Until March 29, 2026

We cannot assure you that Lixiang, our PRC subsidiaries and the VIEs are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of our and the VIEs’ present or future business. As advised by our PRC legal counsel, Beijing DeHeng Law Offices, if Lixiang, our PRC subsidiaries or the VIEs (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and Lixiang, our PRC subsidiaries or the VIEs are required to obtain such permissions or approvals in the future, we could be subject to fines or legal sanctions, which may materially and adversely affect the business, financial condition and results of operations of us and the VIEs.

As of the date of this prospectus, the administrative procedures for changing the sponsor of Langfang School with the PRC governmental authorities, especially for renewing the Permit for Establishment of Privately-run Schools, have not been completed due to the internal procedures of the competent authorities. The adjustment of the cooperation arrangement between Beijing P.X. and Hainan Communication Senior Technical School (海南省交通高级技工学校) (“Hainan Technical School”) for compliance purposes has not been completed.

For risks relating to permissions and approvals required for the operations of us and the VIEs in China, see “Item 3. Key Information—D. Risk Factors—Risks relating to our business and industry—We and the VIEs may not be able to obtain all necessary approvals, licenses and permits and to make all necessary registrations and filings for our and the VIEs’ educational and other services in China” in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein.

Regulatory Approval from the China Securities Regulatory Commission

On February 17, 2023, the China Securities Regulatory Commission, or CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. These new regulations propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies.

Under the Trial Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Trial Measures state that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Based on our understanding of the aforementioned rules, we will submit the filing documents to the CSRC within three business days upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus is a part, and the completion of the transactions contemplated under the Purchase Agreements. It is uncertain whether such filing can be completed or how long it will take to complete such filing. Any delay in completing such filing procedures might affect the other filing procedures with respect to other applicable circumstances, under the Trial Measures in the future, such as the secondary listing, primary listing, spin-off listing and making overseas offering and listing anew after being delisted from an overseas exchange, which might affect our future public market financings and capital market transactions.

Regulatory Approval from the Cyberspace Administration of China

On December 28, 2021, thirteen PRC governmental and regulatory agencies, including the Cyberspace Administration of China, or CAC, promulgated the Measures for Cyber Security Review, which further restates and expands the applicable scope of the cybersecurity review. Pursuant to the Measures for Cyber Security Review, network platform operators grasping the personal information of more than 1 million users must apply with the Cybersecurity Review Office of CAC for a cybersecurity review in order to pursue a foreign listing, and operators of critical information infrastructure purchasing network products and services and online platform operators engaging in data processing activities which affect or may affect national security of the PRC are also obligated to apply for a cybersecurity review. However, the Measures for Cyber Security Review provide no further explanation on the extent of “network platform operator”, “affect or may affect national security” or “foreign” listing.

We currently have less than 100 subscribers on our digital platform such as WeChat public account. We have no registered users on our website. We only require and obtain user information after users register with us. As advised by our PRC legal counsel, Beijing DeHeng Law Offices, as of the date of this prospectus, we do not need to apply for a cybersecurity review pursuant to the above regulation to maintain the listing status of our ADSs on the Nasdaq, given that (i) we are not in possession of personal information of over one million users and it is also very unlikely that it will reach such threshold in the near future; and (ii) as of the date of the prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying us as a critical information infrastructure operator or an online platform operator engaging in relevant data processing activities which affect or may affect national security of the PRC.

Considering that the Measures for Cyber Security Review empower the cybersecurity review office to initiate cybersecurity review when they believe any particular data processing activities “affect or may affect national security”, it is uncertain whether the competent government authorities will deem that our data processing activities may affect national security and thus initiate the cybersecurity review against our business. Although we believe we currently are not required to obtain clearance from the CAC in order to maintain the listing status of our ADSs on the Nasdaq under the Measures for Cyber Security Review or the Opinions on Strictly Cracking Down on Illegal Securities Activities, we face uncertainties as to the interpretation or implementation of such regulations or rules, and if required, whether such clearance can be timely obtained, or at all. If we were to subject to such review in order to maintain the listing status of our ADSs on the Nasdaq, during such review, we may be required to suspend our operation and experience other disruptions to our operations. Cybersecurity review could also result in negative publicity with respect to our company and diversion of our managerial and financial resources. Further, failure of cybersecurity, data privacy and data security compliance could subject us to penalties, damage our reputation and brand, and adversely harm our business and results of operations.

The Holding Foreign Companies Accountable Act

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our financial statements in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein have been audited by WWC Professional Corporation Limited, or WWC, P.C., an independent registered public accounting firm headquartered in the United States and is among the public accounting firms that are registered with the Public Company Accounting Oversight Board of the United States, or the PCAOB. Such PCAOB-registered accounting firm is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include our auditor, WWC, P.C. As of the date of the prospectus, our listing is not affected by the Holding Foreign Companies Accountable Act, or the HFCAA, and related regulations. However, the recent developments would add uncertainties to our listing and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as related to the audit of our financial statements. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the stock exchange. If, in the future, we have been identified by the SEC for two consecutive years as a commission-identified issuer whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States, and this ultimately could result in our ADSs being delisted.

On August 26, 2022, the PCAOB signed a statement of protocol agreement with the CSRC and the PRC Ministry of Finance, or the “Cooperative Agreement.” According to the fact sheets published by the PCAOB, the PCAOB has the sole discretion in selecting the subject of its inspections and investigations without input from the Chinese authorities, and that procedures are in place to allow PCAOB inspectors and investigators to review complete audit working papers of accounting firms located in mainland China and Hong Kong.

On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination.

Financial Information Related to the VIEs

The following table presents the condensed consolidating schedule of financial position of our parent company, VIEs and their consolidated subsidiaries, Liandu WFOE that is the primary beneficiary of the VIEs, and other subsidiaries as of the December 31, 2021 and 2022.

	As of December 31, 2022
Condensed Consolidating Schedule of Financial Position	Parent	VIEs and their consolidated subsidiaries	Liandu WFOE which is the primary beneficiary of the VIEs	Other subsidiaries	Elimination adjustment	Total
	RMB
Assets
Cash and cash equivalents	210,769,439	33,364,634	1,026,430	1,601,045	-	246,761,548
Inter-group balance due from VIEs and subsidiaries of continuing operation	7,686	57,331,944	16,855,664	50,350,000	(124,545,294)	-
Prepayments and other current assets	-	79,871,947	27,594	1,298,263	-	81,197,804
Investment gain in subsidiaries and VIEs	84,528,603	-	-	-	(84,528,603)	-
Others	-	438,108	1,156,628	-	-	1,594,736
Total current assets	295,305,728	171,006,633	19,066,316	53,249,308	(209,073,897)	329,554,088

Property and equipment, net	-	159,247,545	-	882,112	-	160,129,657
Land use right	-	35,820,632	-	-	-	35,820,632
Goodwill	-	70,369,837	-	-	-	70,369,837
Other non-current assets	-	9,931,493	-	318,656	2,802,091	13,052,240
Investments in subsidiaries	-	-	4,044,636	898,684	(4,943,320)	-
Total non-current assets	-	275,369,507	4,044,636	2,099,452	(2,141,229)	279,372,366
Total assets	295,305,728	446,376,140	23,110,952	55,348,760	(211,215,126)	608,926,454

Short-term borrowings	-	67,500,000	-	-	-	67,500,000
Inter-group balance due to VIEs and subsidiaries of continuing operation	42,307,875	35,000,000	34,000,406	7,687	(111,315,968)	-
Accrued liabilities and other current liabilities	-	17,694,499	567,687	-	-	18,262,186
Other current liabilities	55,717	21,602,475	1,537,396	1,228,414	-	24,424,002
Amounts due to related party	-	323,400	-	-	-	323,400
Amounts due to Affected Entity, current	-	21,225,707	16,531	2,342,668	-	23,584,906
Total current liabilities	42,363,592	163,346,081	36,122,020	3,578,769	(111,315,968)	134,094,494

Amounts due to Affected Entity, non-current	-	194,552,414	151,519	21,472,630	-	216,176,563
Other non-current liabilities	-	5,164,630	-	-	-	5,164,630
Total non-current liabilities	-	199,717,044	151,519	21,472,630	-	221,341,193
Total liabilities	42,363,592	363,063,125	36,273,539	25,051,399	(111,315,968)	355,435,687

Non-controlling interests	-	548,631	-	-	-	548,631
Total shareholders’ equity (deficit)	252,942,136	83,313,015	(13,162,587)	30,297,361	(99,899,158)	253,490,767

	As of December 31, 2021
Condensed Consolidating Schedule of Financial Position	Parent	VIEs and their consolidated subsidiaries	Liandu WFOE which is the primary beneficiary of the VIEs	Other subsidiaries	Elimination adjustments	Total
	RMB
Assets
Cash	194,729,331	1,453,323	1,059,179	2,169,990	—	199,411,823
Inter-group balance due from VIEs and subsidiaries of continuing operations	644,607	51,536,540	9,960,476	25,850,000	(87,991,623)	—
Prepayments and other current assets	—	100,990,604	265,219	212,101	—	101,467,924
Others	—	—	227,600	—	—	227,600
Total current assets	195,373,938	153,980,467	11,512,474	28,232,091	(87,991,623)	301,107,347
Property and equipment, net	—	164,037,622	—	1,021,241	—	165,058,863
Land use right	—	36,767,329	—	—	—	36,767,329
Goodwill	—	26,644,407	—	—	—	26,644,407
Other non-current assets	—	6,667	—	339,059	2,802,091	3,147,817
Investments in subsidiaries	—	—	4,373,753	1,501,165	(5,874,918)	—
Total non-current assets	—	227,456,025	4,373,753	2,861,465	(3,072,827)	231,618,416
Total assets	195,373,938	381,436,492	15,886,227	31,093,556	(91,064,450)	532,725,763
Short-term borrowings	—	77,000,000	—	—	—	77,000,000
Inter-group balance due to VIEs and subsidiaries of continuing operations	40,296,870	16,754,595	28,805,002	644,607	(86,501,074)	—
Accrued liabilities and other current liabilities		16,708,810	642,925	40,481	—	17,392,216
Investment deficit in subsidiaries and VIEs	35,769,964	—	—	—	(35,769,964)	—
Others	244,166	4,904,517	681,412	4,657,539	—	10,487,634
Amounts due to Lianwai School, current	—	288,261,447	—	20,521,528	—	308,782,975
Total current liabilities	76,311,000	403,629,369	30,129,339	25,864,155	(122,271,038)	413,662,825
Total liabilities	76,311,000	403,629,369	30,129,339	25,864,155	(122,271,038)	413,662,825
Total shareholders’ equity/(deficit)	119,062,938	(22,192,877)	(14,243,112)	5,229,401	31,206,588	119,062,938

The following table presents the condensed consolidating schedule of results of operations and cash flows of our parent company, VIEs and their consolidated subsidiaries, Liandu WFOE that is the primary beneficiary of the VIEs, and other subsidiaries for the years ended December 31, 2020, 2021 and 2022.

	For the year ended December 31, 2022
Condensed Consolidating Schedule of Results of Operations	Parent	VIEs and their consolidated subsidiaries	Liandu WFOE which is the primary beneficiary of the VIEs	Other subsidiaries	Elimination adjustments	Total
	RMB
Continuing operation
Revenue	-	45,924,957	3,257,199	-	-	49,182,156
Cost of revenue	-	(39,868,888)	(1,397,604)	(19,073)	-	(41,285,565)
General and administrative expenses	(2,360,615)	(27,112,349)	(553,351)	(467,924)	-	(30,494,239)
Sales and marketing expenses	-	(1,974,299)	-	-	-	(1,974,299)
Impairment loss on goodwill	-	(18,842,000)	-	-	-	(18,842,000)
Income from operations	(2,360,615)	(41,872,579)	1,306,244	(486,997)	-	(43,413,947)
Other income, net	12,107	35,715,789	16,757	2,107	-	35,746,760
Equity in loss of subsidiaries and VIEs, net	(5,417,139)	-	(470,467)	(852,534)	6,740,140	-
Income before income tax expenses	(7,765,647)	(6,156,790)	852,534	(1,337,424)	6,740,140	(7,667,187)
Income tax expense	-	(434,317)	-	10,274	-	(424,043)
Income from continuing operations, net of tax	(7,765,647)	(6,591,107)	852,534	(1,327,150)	6,740,140	(8,091,230)
Net (loss)/income	(7,765,647)	(6,591,107)	852,534	(1,327,150)	6,740,140	(8,091,230)

Condensed Consolidating Schedule of Cash Flows
Net cash (used in)/provided by operating activities	(1,900,037)	43,586,442	(32,749)	(685,955)	-	40,967,701
Net cash used in investing activities	-	(456,381)	-	-	-	(456,381)
Net cash used in financing activities	-	(11,218,750)	-	-	-	(11,218,750)
Effect of exchange rate changes on cash	17,940,145	-	-	117,010	-	18,057,155
Net increase in cash	16,040,108	31,911,311	(32,749)	(568,945)	-	47,349,725
Cash at the beginning of year	194,729,331	1,453,323	1,059,179	2,169,990	-	199,411,823
Cash at the end of year	210,769,439	33,364,634	1,026,430	1,601,045	-	246,761,548

	For the year ended December 31, 2021
Condensed Consolidating Schedule of Results of Operations	Parent	VIEs and their consolidated subsidiaries	Liandu WFOE which is the primary beneficiary of the VIEs	Other subsidiaries	Elimination adjustments	Total
	RMB
Continuing operations
Revenue	—	20,112,033	3,459,777	10,864,732	230	34,436,772
Cost of revenue	—	(10,419,986)	(2,210,487)	(4,725,977)	—	(17,356,450)
General and administrative expenses	(1,059,294)	(9,601,120)	(6,327,602)	(1,384,517)	(230)	(18,372,763)

(Loss)/Income from operations	(1,059,294)	90,927	(5,078,312)	4,754,238	—	(1,292,441)

Other expense, net	—	(558,309)	(14,640)	(38,445)	2,823,630	2,212,236
Equity in (loss)/profit of subsidiaries and VIEs, net	(242,760,667)	—	4,045,103	1,047,849	237,667,715	—

(Loss)/Income before income tax expenses	(243,819,961)	(467,382)	(1,047,849)	5,763,642	240,491,345	919,795

Income tax expense	—	—	—	(670,976)	—	(670,976)

(Loss)/Income from continuing operations, net of tax	(243,819,961)	(467,382)	(1,047,849)	5,092,666	240,491,345	248,819

Loss from discontinued operation, net of tax	—	(244,068,780)	—	—		(244,068,780)

Net (loss)/income	(243,819,961)	(244,536,162)	(1,047,849)	5,092,666	240,491,345	(243,819,961)
Condensed Consolidating Schedule of Cash Flows
Net cash (used in)/provided by operating activities	(2,290,367)	29,764,431	(1,397,532)	3,040,518	1,490,550	30,607,600
Net cash used in investing activities	—	(153,593,942)	(423,550)	(1,153,024)	120,000	(155,050,516)
Net cash provided by financing activities	—	115,671,061	—	120,000	(120,000)	115,671,061
Effect of exchange rate changes on cash and cash equivalents	(3,088,575)	—	—	(6,903)	(1,490,550)	(4,586,028)
Net changes in cash and cash equivalents	(5,378,942)	(8,158,450)	(1,821,082)	2,000,591	—	(13,357,883)
Cash and cash equivalents at the beginning of year	200,108,273	9,611,773	2,880,261	169,399	—	212,769,706
Cash and cash equivalents at the end of year	194,729,331	1,453,323	1,059,179	2,169,990	—	199,411,823

	For the year ended December 31, 2020
Condensed Consolidating Schedule of Results of Operations	Parent	VIEs and their consolidated subsidiaries	Liandu WFOE which is the primary beneficiary of the VIEs	Other subsidiaries	Elimination adjustment	Total
	RMB
Continuing operations
Revenue	—	17,070,602	4,926,295	5,341,720	(1,633,663)	25,704,954
Cost of revenue	—	(4,839,390)	(2,115,841)	(3,796,721)	—	(10,751,952)
General and administrative expenses	(3,666,937)	(3,460,323)	(2,855,352)	(1,775,479)	1,633,663	(10,124,428)

(Loss)/Income from operations	(3,666,937)	8,770,889	(44,898)	(230,480)	—	4,828,574

Other expense, net	—	(876,596)	(4,331)	(1,263)	—	(882,190)
Equity in profit /(loss) of subsidiaries and VIEs, net	37,252,021	—	(141,350)	(190,579)	(36,920,092)	—

Income/(loss) before income tax expenses	33,585,084	7,894,293	(190,579)	(422,322)	(36,920,092)	3,946,384

Income tax expense	—	—	—	—	—	—

Income/(loss) from continuing operations, net of tax	33,585,084	7,894,293	(190,579)	(422,322)	(36,920,092)	3,946,384
Income from discontinued operation, net of tax	—	29,638,700	—	—	—	29,638,700

Net income/(loss)	33,585,084	37,532,993	(190,579)	(422,322)	(36,920,092)	33,585,084
Condensed Consolidating Schedule of Cash Flows
Net cash provided by operating activities	—	47,477,961	1,198,900	779,125	—	49,455,986
Net cash (used in)/provided by investing activities	(653,250)	19,424,757	936,529	(659,726)	709,326	19,757,636
Net cash provided by/(used in) financing activities	208,718,163	(81,928,356)	659,326	50,000	(709,326)	126,789,807
Effect of exchange rate changes on cash and cash equivalents	(7,956,640)	—	—	—	—	(7,956,640)
Net changes in cash and cash equivalents	200,108,273	(15,025,638)	2,794,755	169,399	—	188,046,789
Cash and cash equivalents at the beginning of year	—	24,637,411	85,506	—	—	24,722,917
Cash and cash equivalents at the end of year	200,108,273	9,611,773	2,880,261	169,399	—	212,769,706

Cash and Asset Flows through Our Organization

The Company may (i) transfer funds into Liandu WFOE to pay in their initially subscribed registered capital, and (ii) provide loans to Liandu WFOE and the VIEs. Funds may also be paid by the VIEs to Liandu WFOE, as service fees according to the contractual arrangements. The Company and Liandu WFOE may also establish and/or acquire new foreign-invested enterprises in China in order to facilitate our business expansion and make additional investments by the way of paying in their registered capital and providing loans to them. However, we cannot assure you that our intended investments in these entities will always succeed as we planned, or at all. According to the dividend policy, our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. For detailed information, see “Item 8. Financial Information—Dividend Policy” in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein.

To the extent cash is generated in our PRC Subsidiaries, and may need to be used to fund operations outside of mainland China, such funds may not be available due to limitations placed by the PRC government. Furthermore, to the extent assets (other than cash) in our business are located in the PRC or held by a PRC entity, the assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries to transfer assets by the PRC government. For detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China— Restrictions on currency exchange under PRC laws may limit our ability to convert cash derived from our operating activities into foreign currencies and may materially and adversely affect the value of your investment” in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein.

The cash management policies are a part of the Company’s internal control procedures. The cash management policies enable the Company to formalize the procedures on the handling, depositing, receiving, safeguarding and recording of cash transfers. The cash management policies provide reasonable assurance for the consolidated financial statements, rather than imposing any restrictions or limitations on the cash transferred among the Company, its subsidiaries, the consolidated VIEs and its shareholders, as the case may be. Each cash transfer requires approval of the financial manager. Cash transfer in excess of RMB0.5 million (US$0.08 million) but less than RMB1 million (US$0.16 million) shall be reviewed and approved by the Chief Financial Officer of the Company. Cash transfer in excess of RMB1 million (US$0.16 million) shall be reviewed and approved by both Chief Financial Officer and Chief Executive Officer of the Company. For the condensed consolidating schedule and the consolidated financial statement, see “Item 3. Key Information—Financial Information Related to the VIEs” in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein.

The Company may plan to utilize part of the proceeds from our initial public offering by way of paying in the initially subscribed registered capital of Liandu WFOE. The amount of funds in the form of capital contribution into Liandu WFOE and other PRC subsidiaries the Company or Liandu WFOE may establish in the future is subject to the amount of their initially subscribed registered capital. Currently, the initially subscribed registered capital of Liandu WFOE is US$1 million which will be fully paid before the deadline prescribed in its articles of association. If the initially subscribed registered capital is not sufficient to allow our intended capital injection, under the current PRC laws and regulation, Liandu WFOE may increase the registered capital and complete the relevant procedures which include (i) altering our registration with local branch of the State Administration for Industry and Commerce of the PRC, or the SAIC, and (ii) filing the alteration report to local counterparts of the Ministry of Commerce of the PRC, or the MOFCOM. In addition, capital contribution to the schools must be approved by the Ministry of Civil Affairs of the PRC or the MCA or their respective local counterparts.

The Company may also plan to provide loans to Liandu WFOE and Lishui Mengxiang. According to the current PRC laws and regulations, the maximum amount of the loans provided to a PRC enterprise is up to 2 times (or the prevailing statutory multiples) of the borrower’s net assets set out in its latest audited financial statement. As a result, the loans that the Company may provide to Liandu WFOE and Lishui Mengxiang are in an amount of up to 2 times (or the prevailing statutory multiples) of their respective net assets set out in their latest audited financial statements. Liandu WFOE and Lishui Mengxiang are required to file the information of their cross-border financing arrangements with local branch of the State Administration of Foreign Exchange of the PRC, or the SAFE, after the loan agreements are signed and before three working days prior to the fund withdrawal. In addition, for loans carrying a term of more than one year, Liandu WFOE and Lishui Mengxiang may be required to complete the relevant filing and registration formalities to the National Development and Reform Commission of the PRC, or the NDRC. Currently, the Company’s business operation is conducted through Liandu WFOE’s contractual arrangements with the VIEs and Liandu WFOE does not engage in its own business. As such, Liandu WFOE’s current net assets are in close approximation to its paid-up registered capital. Pursuant to the relevant PRC laws and regulations, the estimated amount of loans the Company will provide to Liandu WFOE will be approximately US$30 million which is 2 times of its current enlarged registered capital, assuming that Liandu WFOE’s net assets set out in its latest audited financial statements equals to its paid-up registered capital at the time when the loans are made.

For the years ended December 31, 2020, 2021 and 2022, the cash flows that have occurred between the Company, the VIEs and their consolidated subsidiaries, Liandu WFOE which is the primary beneficiary of the VIEs, and other subsidiaries are summarized as the following:

	For the years ended December 31,
	2020	2021	2022
		RMB
Cash paid by Lianwai School to other subsidiaries for food procurement service	150,000	16,056,452	—
Cash transfer from Liandu WFOE to other subsidiaries	—	—	600,000
Cash transfer from Liandu WFOE to VIEs and their consolidated subsidiaries	7,000,000	46,860,000	17,350,000
Cash transfer from VIEs and their consolidated subsidiaries to Liandu WFOE	15,900,000	33,601,578	18,788,590
Cash transfer from other subsidiaries to Liandu WFOE	—	17,600,000	—
Cash transfer from other subsidiaries to VIEs and their consolidated subsidiaries	—	9,900,000	45,000,000
Cash transfer from VIEs and their consolidated subsidiaries to other subsidiaries	—	15,110,752	—

From January 1, 2023 to the date of this prospectus, cash is transferred among the Company, Liandu WFOE, the VIEs and their consolidated subsidiaries, in the following manners: (i) Liandu WFOE provided a total of RMB15,300,000 in cash to VIEs and their consolidated subsidiaries; (ii) VIEs and their consolidated subsidiaries provided a total of RMB15,950,000 in cash to Liandu WFOE; (iii) VIEs and their consolidated subsidiaries provided a total of RMB20,000,000 in cash to other subsidiaries. The aforementioned cash transfers were generally for working capital purpose among the Liandu WFOE, VIEs and their consolidated subsidiaries, and other subsidiaries.

As of the date of the prospectus, other than the cash transfer described hereto, there were no transfer of other assets between the Company, Liandu WFOE, VIEs and their consolidated subsidiaries have never made any dividends or distributions to Lixiang. Similarly, the Company has not declared or made any dividend or other distribution to its shareholders, including U.S. investors to date. Furthermore, the Company, Liandu WFOE, the VIEs and their consolidated subsidiaries have not any plan to pay any dividends in cash in the foreseeable future. The service fees and expenses owed under the VIEs agreements would be settled by VIEs to Liandu WFOE through negotiation.

The Company, Liandu WFOE, the VIEs and their consolidated subsidiaries maintained cash management policies that dictate the purpose, amount, appropriate internal control procedures on the handling, depositing, receiving, transferring, safeguarding, and documentation and recording of cash transfers. Subject to the amounts of cash transfer and the nature of the use of funds, requisite internal approval shall be obtained prior to each cash transfer. Specifically, all transactions require the approval of the financial manager. As for the large quantity transactions, the Chief Financial Officer and Chief Executive Officer are required to conduct regular review and approve.

In considering any distribution of the earnings of the subsidiaries to their respective holding companies, we must consider their respective financial conditions before making a decision. There are no other significant restrictions and limitations on our ability to distribute earnings from our businesses, including our subsidiaries and the VIEs, to the holding company and U.S. investors or our ability to settle amounts owed. Except the aforementioned restrictions on our PRC Subsidiaries, there are no significant restrictions on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors.

Restrictions and Limitations on Transfer of Cash and dividend distribution

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. The majority of our and the VIEs’ income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax.

Relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, the Company’s PRC subsidiaries and the VIEs can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to the statutory reserves, subject to further restrictions applicable to non-profit private schools. Under PRC laws, rules and regulations, each of our subsidiaries incorporated in China is required to set aside at least 10% of its after-tax profits each year, after making up for previous years’ accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such fund reaches 50% of its registered capital.

As a result of these and other restrictions under the PRC laws and regulations, the PRC subsidiaries and the VIEs are restricted to transfer a portion of their net assets to the Company either in the form of dividends, loans or advances. Even though the Company currently does not require any such dividends, loans or advances from the PRC subsidiaries and the VIEs for working capital and other funding purposes, the Company may in the future require additional cash resources from its PRC subsidiaries and the VIEs due to changes in business conditions, to fund future acquisitions and developments, or merely declare and pay dividends to or distributions to the Company’s shareholders. There are currently no restrictions on foreign exchange and our ability to transfer cash among our Company and our principal subsidiaries and the consolidated VIEs, as applicable, or to investors.

In addition, in recent years, the PRC government has adopted a number of policies to regulate the collection of education fees and related party transactions by private education institutions. If, in the future, the relevant PRC government authorities tighten control on fee collection and related party transactions or promulgate stricter laws and regulations governing private education, the VIEs’ ability to negotiate service prices and make payment of service fees to the Liandu WFOE may be affected.

Risk Factors Summary

An investment in our ADSs is subject to a number of risks, including risks related to our business and industry, risks related to our corporate structure, risks related to doing business in China and risks related to our ADSs. The following list summarizes some, but not all, of these risks. Please read the information in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein under the heading of “Risk Factors” for a more thorough description of these and other risks.

Risks relating to our business and industry

●	Significant uncertainties exist in relation to the interpretation and implementation of, or proposed changes to, the PRC laws, regulations and policies regarding the private education industry.

●	We are in the process of filing the relevant application pursuant to the national and local regulations.

●	We may not be able to successfully integrate businesses operated by Qingtian International School, Vocational Education Services Providers Chuangmei Weiye that we acquired.

●	Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely our auditor for two consecutive years. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. As of the date of the prospectus, our auditor, WWC, P.C., is not determined by the PCAOB that it is unable to inspect or investigate completely and our listing is not affected by the Holding Foreign Companies Accountable Act and related regulations. However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit of our financial statements.

Risks relating to our corporate structure

●	We may be subject to severe penalties if the PRC government finds that the agreements that establish the structure for operating our and the VIEs’ business in China do not comply with applicable PRC laws and regulations.

●	Our contractual arrangements may not be as effective in providing control over the VIEs as equity ownership.

●	We may have to incur additional costs and expend substantial resources to enforce our contractual arrangements. Our contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in China. In the event that we are unable to enforce these contractual arrangements, we may not be able to exert effective control over the VIEs for an extended period of time or we may be permanently unable to exert control over the VIEs.

●	We rely on dividends and other payments from Liandu WFOE to pay dividends and other cash distributions to our shareholders.

●	Qingtian International School may be subject to limitations on their ability to operate private education or make payments to related parties.

Risks relating to doing business in China

●	The inherent uncertainties in the PRC legal system could materially and adversely affect us. The PRC legal system continues to evolve rapidly. The interpretations of such laws and regulations may not always be consistent, and enforcement of these laws and regulations involves significant uncertainties and can change quickly with little advance notice, any of which could limit the available legal protections.

●	Investors in the ADSs and the business of us and the VIEs face potential uncertainty from the PRC government’s policy. Adverse changes in the PRC economic, political and social conditions as well as laws and government policies, may materially and adversely affect our and the VIEs’ business, financial condition, results of operations and growth prospects.

●	PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our initial public offering to make loans or additional capital contributions to our PRC subsidiaries or VIEs.

●	Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	There is significant uncertainty about the application and interpretation of the Law on the Promotion of Private Education, the 2021 Implementation Rules and their detailed implementation rules and regulations.

●	To the extent cash is generated in our PRC Subsidiaries or the VIEs, and may need to be used to fund operations outside of mainland China, such funds may not be available due to limitations placed by the PRC government. Furthermore, to the extent assets (other than cash) in our or the VIEs’ business are located in the PRC or held by a PRC entity, the assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries and the VIEs to transfer assets by the PRC government. If certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Hong Kong subsidiary in the future, and to the extent cash is generated in our Hong Kong subsidiary, and to the extent assets (other than cash) in our business are located in Hong Kong or held by a Hong Kong entity and may need to be used to fund operations outside of Hong Kong, such funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries and the VIEs to transfer funds or assets by the PRC government. Furthermore, there can be no assurance that the PRC government will not intervene or impose restrictions or limitations on our ability to transfer or distribute cash within its organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of mainland China and Hong Kong and adversely affect its business.

Risks relating to our ADSs

●	The trading price of our ADSs may be volatile and the voting rights of holders of our ADSs are limited by the terms of the deposit agreement.

Corporate Information

Our principal executive offices are located at No. 818 Hua Yuan Street, Liandu District, Lishui City, Zhejiang Province, the PRC. Our telephone number at this address is +86 0578 2267142. Our registered office in the Cayman Islands is located at Suite #4-210 Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman, KY1-1209, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, United States.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.lixiangeh.com. The information contained on our website is not a part of this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering in 2020; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as an exempted company with limited liability incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Global Market corporate governance listing standards.

THE OFFERING

Ordinary shares currently outstanding	66,667,000 ordinary shares (including ordinary shares represented by ADSs).

Securities offered by the Selling Shareholders	50,000,000 ordinary shares in the form of ADSs.

Selling Shareholders	See “Selling Shareholders” on page 33 of this prospectus.

Depositary	Citibank, N.A.

Use of Proceeds	We will not receive any proceeds from the sale of the ADSs by the Selling Shareholders.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of the risks you should carefully consider before investing in the ADSs.

Nasdaq Global Market symbol	LXEH.

RISK FACTORS

An investment in ADSs involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Information Incorporated by Reference.” In particular, you should consider the risk factors under the heading “Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, this could expose us to liability, and our business, financial condition or results of operation could be adversely affected. As a result, you could lose all or part of your investment.

Our issuance of shares to the Selling Shareholders, any subsequent sale of ADSs by the Selling Shareholders, or the perception that such sales may occur, could adversely affect the price of our ADSs.

Our future capital needs could require us to issue additional equity or debt securities or obtain a credit facility. The issuance of additional equity or equity-linked securities could dilute our shareholders. On August 25, 2023, the Company entered into the Purchase Agreements with the Selling Shareholders, pursuant to which the Company agreed to issue and sell to the Selling Shareholders 50,000,000 ordinary shares.

Sales of substantial amounts of our ADSs in the public market by the Selling Shareholders, or the perception that these sales could occur, could adversely affect the market price of our ADSs and could materially impair our ability to raise capital through equity offerings in the future. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ADSs.

We are required to complete filing procedures with the China Securities Regulatory Commission in connection with this offering. It is uncertain whether such filing can be completed or how long it will take to complete such filing.

On February 17, 2023, the China Securities Regulatory Commission, or CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which took effect on March 31, 2023. Subsequently, the CSRC circulated a series of supporting guidance rules. Under the Trial Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Trial Measures state that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Based on our understanding of the aforementioned rules, we will submit the filing documents to the CSRC within three business days upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus is a part, and the completion of the transactions contemplated under the Purchase Agreements. It is uncertain whether such filing can be completed or how long it will take to complete such filing. Any delay in completing such filing procedures might affect the other filing procedures with respect to other applicable circumstances, under the Trial Measures in the future, such as the secondary listing, primary listing, spin-off listing and making overseas offering and listing anew after being delisted from an overseas exchange, which might affect our future public market financings and capital market transactions.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent annual report on Form 20-F and our Reports on Form 6-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

USE OF PROCEEDS

The Selling Shareholders are selling the ADSs for their own accounts. We will not receive any proceeds from the sale of the ADSs by the Selling Shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection for investors. In addition, Cayman Islands exempted companies may not have standing to sue before the federal courts of the United States.

Our assets and operations are located in China. All of our directors, namely Ms. Fen Ye, Mr. Biao Wei, Mr. Guoliang Chen, Mr. Zhaoxiang Wei, Mr. Teck Yong Heng and Mr. Yan Kit Lee, and our officer, Mr. Luoyuan Ye, reside within the PRC and Hong Kong, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process upon us or these persons, or to bring actions or enforce judgments obtained in United States courts against us or them, based on the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, or Maples, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Maples has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, there is uncertainty with regard to Cayman Islands law on whether judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. Because such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws has not yet been made by a court of the Cayman Islands, it is uncertain whether such judgments would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

People’s Republic of China

There is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

As advised by our PRC legal counsel, Beijing DeHeng Law Offices, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares, but it is possible that we may declare dividends in the future to the extent permitted under the Cayman Islands law. We have historically retained earnings to finance operations and the expansion of our business. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, operating results, capital requirements and such other factors as the board of directors deems relevant.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

●	on an actual basis; and

●	on an as-adjusted basis to reflect the issuance and sale of 50,000,000 ordinary shares to be represented by ADSs we are registering on behalf of the Selling Shareholders based upon the aggregate consideration to be paid by the Selling Shareholders in the amount of US$6,000,000.

You should read this information in conjunction with “Operating and Financial Review and Prospects” and our consolidated financial statements and related notes appearing in our annual report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein.

	As of December 31, 2022
	Actual		Adjusted(1)
	RMB	US$	RMB	US$

Long-term loans and borrowings, non-current	1,606,250	232,884	1,606,250	232,884

Shareholders’ equity:
Share capital (US$0.0001 par value; 500,000,000 shares authorized, 66,667,000 shares issued and outstanding on an actual basis and 116,667,000 shares issued and outstanding on an as-adjusted basis)	45,198	6,553	79,684	11,553
Additional paid-in capital	305,460,907	44,287,668	345,744,198	50,111,262
Statutory reserve	60,201,702	8,728,426	60,201,702	8,728,426
Accumulated deficit	(118,280,159)	(17,149,011)	(118,280,159)	(17,149,011)
Accumulated other comprehensive income	5,514,488	799,526	5,514,488	799,526
Total Lixiang Education Holding Co., Ltd. shareholders’ equity	252,942,136	36,673,162	293,259,913	42,501,756
Non-controlling interests	548,631	79,544	548,631	79,544
Total equity	253,490,767	36,752,706	293,808,544	42,581,300

Total capitalization	255,097,017	36,985,590	295,414,794	42,814,184

Note:

(1)	The as-adjusted information discussed above is illustrative only.

THE TRANSACTION

On August 25, 2023, the Company entered into the Purchase Agreement with each of the Selling Shareholders, pursuant to which the Company agreed to issue and sell to the Selling Shareholders a total of 50,000,000 ordinary shares with a par value of US$0.0001 each of the Company, in the aggregate consideration of US$6,000,000.

Additionally, the Company agreed to file a registration statement with the SEC covering the resale of the ordinary shares that will be issued to the Selling Shareholders under the Purchase Agreements in the form of ADSs.

After such registration statement is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied, the Company will issue and sell the 50,000,000 ordinary shares to the Selling Shareholders.

The foregoing descriptions of the Purchase Agreements are qualified in their entirety by reference to the full text of the Purchase Agreements, a copy of the form of the Purchase Agreement is attached as Exhibit 99.1 to the Form 6-K filed with the SEC on August 25, 2023, which is incorporated herein by reference.

SELLING SHAREHOLDERS

We are registering the ordinary shares to permit the Selling Shareholders to resell or otherwise dispose of the ordinary shares in the form of ADSs in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). The term “Selling Shareholder” also includes any assignees or successors in interest to the applicable Selling Shareholder named in the table below. Unless otherwise indicated, to our knowledge, the person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the ordinary shares set forth opposite their name. Throughout this prospectus, when we refer to “purchasers,” “you” or “your” we are referring purchaser of ADSs sold by the Selling Stockholders pursuant to this registration statement.

The Selling Shareholders may sell some, all or none of their ordinary shares in the form of ADSs. We do not know how long the Selling Shareholders will hold the ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale or other disposition of any of the ordinary shares in the form ADSs. The ordinary shares covered hereby may be offered from time to time by the Selling Shareholders in the form of ADSs.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Shareholders. The Selling Shareholders may have sold or transferred some or all of their securities since the date on which the information in the table below is presented. Information about the Selling Shareholders may change over time. The percentage of shares owned after the offering is based on 66,667,000 ordinary shares outstanding as of the date of this prospectus.

	Beneficial Ownership Prior to this Offering			Maximum Number of Ordinary Shares Represented by ADSs Being Sold in this Offering	Beneficial Ownership After this Offering(2)
Selling Shareholders	Ordinary Shares		%	Ordinary Shares	Ordinary Shares	%
Xiaoxiong Li	5,750,000	(1)	4.93%	5,750,000	0	0%
Haibin Gong	5,750,000	(1)	4.93%	5,750,000	0	0%
Yiqiang Dong	5,750,000	(1)	4.93%	5,750,000	0	0%
Huafeng Hong	5,750,000	(1)	4.93%	5,750,000	0	0%
Kin Mang Kung	5,750,000	(1)	4.93%	5,750,000	0	0%
Shulin Gong	5,750,000	(1)	4.93%	5,750,000	0	0%
Kim Tuk Yeung	4,500,000	(1)	3.86%	4,500,000	0	0%
Qunzhu Dong	4,500,000	(1)	3.86%	4,500,000	0	0%
Jinglong Hong	4,000,000	(1)	3.43%	4,000,000	0	0%
Canghai Hong	2,500,000	(1)	2.14%	2,500,000	0	0%

(1)	Pursuant to a share subscription agreement on August 25, 2023, the Company agreed to issue and sell such securities after this Form F-1 registration statement is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in such share subscription agreement are satisfied.
(2)	We do not know when or in what amounts the Selling Shareholders may offer ordinary shares represented by ADSs for sale. The Selling Shareholders might not sell any or might sell all of the ordinary shares offered by this prospectus. Because the Selling Shareholders may offer all or some of the ordinary shares in the form of ADSs pursuant to this registration statement, we cannot estimate the number of the ordinary shares that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the ordinary shares covered by this prospectus will be held by the Selling Shareholders.

Within the past three years, none of the Selling Shareholders has held a position as an officer a director of ours, nor has such Selling Shareholder had any material relationship of any kind with us or any of our affiliates. All information with respect to ordinary shares ownership has been furnished by the Selling Shareholders. The Selling Shareholders do not have any family relationships with our officers, other directors or principal shareholders.

PLAN OF DISTRIBUTION

The ADSs representing the ordinary shares listed in the table appearing under “Selling Shareholders” are being registered to permit the resale of the ordinary shares in the form of ADSs by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of ordinary shares in the form of ADSs by the Selling Shareholders. We will pay the expenses incident to the registration and offering of the ordinary shares in the form of ADSs offered hereby.

The Selling Shareholders may use any one or more of the following methods when selling their ordinary shares in the form of ADSs:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the date of this prospectus;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such ordinary shares at a stipulated price per share;

●	a combination of any such foregoing methods of sale;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

●	any other method permitted pursuant to applicable law.

In effecting sales, brokers-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate. If a Selling Shareholder effects such transactions by selling ordinary shares represented by ADSs to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Shareholder or commissions from purchasers of ordinary shares represented by ADSs for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

The applicable Selling Shareholder and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The applicable Selling Shareholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

In order to comply with the securities laws of some states, ordinary shares represented by ADSs sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, ordinary shares represented by ADSs may not be sold unless the ordinary shares represented by ADSs have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

The Selling Shareholders may also sell securities in offshore transactions or in open market transactions under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus, provided that it meets the criteria and conforms to the requirements of those provisions.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability in the Cayman Islands on September 6, 2018. Our affairs are currently governed by our second amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, or the Companies Act in this section, and the common law of the Cayman Islands.

As of the date of the prospectus, our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares with a par value of US$0.0001 each. As of the date of the prospectus, there are 66,667,000 ordinary shares issued and outstanding. All of our issued and outstanding ordinary shares are fully paid. All options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the vesting and exercising conditions are met.

The following description of our share capital and provisions of our second amended and restated memorandum and articles of association are summaries and are qualified by reference to the second amended and restated memorandum and articles of association filed as an exhibit to our registration statement of which this prospectus forms a part.

Ordinary Shares

General Our ordinary shares are issued in registered form and are issued when registered in our register of members (shareholders). We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our memorandum and articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Our directors may also pay interim dividends, whenever our financial position, in the opinion of our directors, justifies such payment.

Our directors may deduct from any dividend or distribution payable to any shareholder all sums of money (if any) presently payable by such shareholder to us on account of calls or otherwise.

No dividend or other money payable by us on or in respect of any share shall bear interest against us.

Voting Rights On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for ordinary share, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands of shareholders who are present in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative, unless a poll is demanded.

A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy.

No shareholder shall be entitled to vote or be reckoned in a quorum at any general meeting unless such shareholder is duly registered as our shareholder and all calls or other sums presently payable by such shareholder in respect of his voting shares to us have been paid.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each calendar year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least 10 calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares Subject to any applicable restrictions set forth in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq Global Market or in another form that our directors may approve.

Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:

●	the instrument of transfer is lodged with us and is accompanied by the certificate for the shares to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of share;

●	the instrument of transfer is properly stamped (if required);

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

●	the shares are free from any lien in favor of the Company; and

●	a fee of such maximum sum as the Nasdaq Global Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

Liquidation Subject to any future shares which are issued with specific rights, (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise, and (2) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the share capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them.

If we are wound up the liquidator may with the sanction of our special resolution and any other sanction required by the Companies Act, divide among our shareholders in kind the whole or any part of our assets (whether or not they shall consist of property of the same kind) and may, for such purpose, value any assets and determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and Surrender of Ordinary Shares Subject to our memorandum and articles of association and to the terms of allotment our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment.

The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by either our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders.

Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (1) unless it is fully paid up, (2) if such redemption or repurchase would result in there being no shares outstanding, or (3) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class.

The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgages and charge, and any special resolution passed by our shareholders). However, we will provide our shareholders with annual audited financial statements.

Issuance of Additional Shares Our second amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our second amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England.

In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to United States corporations and companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or, if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company. As a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of our company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control our company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Under Cayman Islands Law, a company may eliminate the ability of shareholders to approve corporate matters by way of written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matters at a general meeting without a meeting being held by amending the articles of association. Our memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow shareholders holding at least one third of the paid-up voting share capital of the Company to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene a general meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provisions of our memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our company are required to comply with fiduciary duties which they owe to our company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Restructuring. A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a) is or is likely to become unable to pay its debts; and

(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of two-thirds of holders of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. (“Citibank”) is acting as the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. - Hong Kong, located at 9/F, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

We have appointed Citibank as depositary pursuant to a deposit agreement. A form of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-249010 when retrieving such form.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, 5 ordinary shares that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancelation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the depositary; or

●	It is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to subscribe for additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the depositary; or

●	The depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancelation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon completion of the offering, the ordinary shares being offered pursuant to the prospectus will be deposited by the Selling Shareholders with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue the corresponding ADSs to applicable Selling Shareholder, who in turn will make delivery to the purchaser(s) who acquire(s) the ADSs from such Selling Shareholder pursuant to this prospectus.

After the closing of the offer, the depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

●	The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

●	All pre-emptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

●	You are duly authorized to deposit the ordinary shares.

●	The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

●	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares upon Cancelation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancelation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands law considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancelation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once cancelled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancelation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	Temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

●	Obligations to pay fees, taxes and similar charges.

●	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of Share Capital.”

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavour to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:

●	In the event of voting by show of hands, the depositary will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

●	In the event of voting by poll, the depositary will vote (or cause the Custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.

Securities for which no voting instructions have been received will not be voted (except (a) as set forth above in the case voting is by show of hands, (b) in the event of voting by poll, holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of ordinary shares may be materially adversely affected, and (c) as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

	Service	Fees
●	Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares, upon a change in the ADS(s)-to ordinary shares ratio, or for any other reason), excluding ADS issuances as a result of distributions of ordinary shares)	Up to U.S. 5¢ per ADS issued
●	Cancelation of ADSs (e.g., a cancelation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-ordinary shares ratio, or for any other reason)	Up to U.S. 5¢ per ADS canceled
●	Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held
●	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held
●	Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held
●	ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary
●	Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred
●	Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).	Up to U.S. 5¢ per ADS (or fraction thereof) converted

As an ADS holder you will also be responsible to pay certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission and delivery expenses;

●	the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

●	the reasonable and customary out-of-pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

●	the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancelation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are canceled (in the case of ADS cancelations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancelation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancelation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the ordinary shares represented by ADSs and to direct the depositary of such ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancelation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

●	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

●	The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

●	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

●	We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

●	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

●	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

●	Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the ordinary shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfil legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

EXPENSES RELATED TO THIS OFFERING

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us (except any expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the shares). All amounts shown are estimates except the SEC registration.

SEC Registration Fee	US$	661
Legal Fees and Expenses	US$	150,745
Accounting Fees and Expenses	US$	20,000
Total	US$	171,406

LEGAL MATTERS

Hogan Lovells is representing us with respect to certain matters of United States federal securities law and New York State law. Maples and Calder (Hong Kong) LLP will pass upon the validity of the ordinary shares offered in this offering in the form of ADSs and certain other matters of Cayman Islands law for us. DeHeng Law Offices will pass upon certain matters of PRC law for us. Hogan Lovells may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by the Cayman Islands law and DeHeng Law Offices with respect to matters governed by the PRC law.

EXPERTS

The financial statements, incorporated in this prospectus by reference from the Company’s annual report on Form 20-F for the year ended December 31, 2022, have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The registered business address of WWC P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403, United States.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus much of the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (File No. 001-39559):

●	Annual Report on Form 20-F for the fiscal year ended December 31, 2022, as amended, filed with the SEC on May 1, 2023; and

●	Our Reports of Foreign Private Issuer on Form 6-K, filed with the SEC on May 9, 2023 and August 25, 2023.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

c/o Lixiang Education Holding Co., Ltd.

No. 818 Hua Yuan Street

Liandu District, Lishui City, Zhejiang Province, 323000

People’s Republic of China

+86-578-2267142

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form F-1, including relevant exhibits, with the SEC under the Securities Act with respect to the underlying ordinary shares represented by the ADSs to be sold in this offering. A related registration statement on F-6 has been filed with the SEC to register the ADSs. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ordinary shares and ADSs.

We are subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, if we so request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide that each officer or director of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own willful default or actual fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Under the form of indemnification agreements filed as Exhibit 10.4 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

We were incorporated as Lianwai Education Group Limited on September 6, 2018 and have since then issued and sold the securities described below without registering the securities under the Securities Act. On May 26, 2020, Lianwai Education Group Limited changed its name to Lixiang Education Holding Co., Ltd. On June 10, 2020, we increased our authorized capital to US$50,000 by creating 500,000,000 ordinary shares, with par value of US$0.0001 per share. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S or Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number of Securities		Consideration
Ordinary Shares
Mengxiang Holdings	September 6, 2018	90	(1)	HK$	0.90
Lianwai Holdings Co., Ltd.	September 6, 2018	5	(1)	HK$	0.05
Mengxiang Investment Co., Ltd.	September 6, 2018	5	(1)	HK$	0.05
Mengxiang Holdings	June 10, 2020	45,000,000		US$	4,500
Lianwai Holdings Co., Ltd.	June 10, 2020	2,500,000		US$	250
Mengxiang Investment Co., Ltd.	June 10, 2020	2,500,000		US$	250
Xiaoxiong Li	August 25, 2023	5,750,000	(2)	US$	690,000
Haibin Gong	August 25, 2023	5,750,000	(2)	US$	690,000
Yiqiang Dong	August 25, 2023	5,750,000	(2)	US$	690,000
Huafeng Hong	August 25, 2023	5,750,000	(2)	US$	690,000
Kin Mang Kung	August 25, 2023	5,750,000	(2)	US$	690,000
Shulin Gong	August 25, 2023	5,750,000	(2)	US$	690,000
Kim Tuk Yeung	August 25, 2023	4,500,000	(2)	US$	540,000
Qunzhu Dong	August 25, 2023	4,500,000	(2)	US$	540,000
Jinglong Hong	August 25, 2023	4,000,000	(2)	US$	480,000
Canghai Hong	August 25, 2023	2,500,000	(2)	US$	300,000

(1)	On June 10, 2020, we repurchased 90, 5 and 5 existing shares, with par value of HK$0.01 each, from Mengxiang Holdings, Lianwai Holdings Co., Ltd. and Mengxiang Investment Co., Ltd., respectively.
(2)	Pursuant to a share subscription agreement on August 25, 2023, the Company agreed to issue and sell such securities after this Form F-1 registration statement is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in such share subscription agreement are satisfied.

Item 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits:

See Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements and the notes thereto.

Item 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements;

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Amendment No. 3 to registration statement on Form F-1 (File No. 333-248691), filed with the Securities and Exchange Commission on September 30, 2020)

4.1	Form of Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Amendment No. 1 to registration statement on Form F-1 (File No. 333-248691), filed with the Securities and Exchange Commission on September 22, 2020)

4.3	Form of Deposit Agreement by and among the Registrant, the Depositary, and the Holders and Beneficial Owners of the American Depositary Shares (incorporated herein by reference to Exhibit (a) to the Pre-Effective Amendment No. 1 to Form F-6 registration statement (File No. 333-249010), filed with the Securities and Exchange Commission on September 30, 2020)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

8.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Island tax matters (included in Exhibit 5.1)

10.1	2020 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.30 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.2	Form of Restricted Share Agreement (incorporated herein by reference to Exhibit 10.31 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.3	Form of Option Agreement (incorporated herein by reference to Exhibit 10.32 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.4	Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.5	Form of Employment Agreement between the Registrant and its executive officers (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.6	English translation of Business Cooperation Agreement, among Zhejiang Mengxiang Consulting Services Co., Ltd., Liandu Foreign Languages School, the Kindergarten of Liandu Foreign Languages School, Zhejiang Lishui Mengxiang Education Development Co., Ltd., Ye Fen, Ye Fang and Ye Hong dated October 13, 2018 (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.7	English translation of Supplemental Agreement of Business Cooperation Agreement, among Zhejiang Mengxiang Consulting Services Co., Ltd., Liandu Foreign Languages School, the Kindergarten of Liandu Foreign Languages School and Zhejiang Lishui Mengxiang Education Development Co., Ltd., and Ye Fen, Ye Fang and Ye Hong dated November 29, 2018 (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.8	English translation of Exclusive Technical Service and Business Consulting Agreement, among Zhejiang Mengxiang Consulting Services Co., Ltd. and Liandu Foreign Languages School, the Kindergarten of Liandu Foreign Languages School and Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated October 13, 2018 (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.9	English translation of Supplemental Agreement of Exclusive Technical Service and Business Consulting Agreement, among Zhejiang Mengxiang Consulting Services Co., Ltd. and Liandu Foreign Languages School, the Kindergarten of Liandu Foreign Languages School and Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated November 29, 2018 (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.10	English translation of the Second Supplemental Agreement of Exclusive Technical Service and Business Consulting Agreement, among Zhejiang Mengxiang Consulting Services Co., Ltd. and Liandu Foreign Languages School, and Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated March 29, 2019 (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.11	English translation of Exclusive Call Option Agreement, among Zhejiang Mengxiang Consulting Services Co., Ltd., Ye Fen, Ye Fang and Ye Hong, and Liandu Foreign Languages School, the Kindergarten of Liandu Foreign Languages School and Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated October 13, 2018 (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.12	English translation of Supplemental Agreement of Exclusive Call Option Agreement, among Zhejiang Mengxiang Consulting Services Co., Ltd., Ye Fen, Ye Fang and Ye Hong, and Liandu Foreign Languages School, the Kindergarten of Liandu Foreign Languages School and Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated November 29, 2018 (incorporated herein by reference to Exhibit 10.9 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.13	English translation of Equity Pledge Agreement, among Ye Fen, Ye Fang, Ye Hong, and Zhejiang Lishui Mengxiang Education Development Co., Ltd. and Zhejiang Mengxiang Consulting Services Co., Ltd. dated October 13, 2018. (incorporated herein by reference to Exhibit 10.10 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.14	English translation of Supplemental Agreement of the Equity Pledge Agreement, among Ye Fen, Ye Fang, Ye Hong and Zhejiang Lishui Mengxiang Education Development Co., Ltd. and Zhejiang Mengxiang Consulting Services Co., Ltd. dated November 29, 2018 (incorporated herein by reference to Exhibit 10.11 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.15	English translation of Proxy Agreement for Shareholders granted by Ye Fen, Ye Fang and Ye Hong to Zhejiang Mengxiang Consulting Services Co., Ltd. regarding Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated October 13, 2018 (incorporated herein by reference to Exhibit 10.12 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.16	English translation of Supplemental Agreement of the Proxy Agreement for Shareholders granted by Ye Fen, Ye Fang and Ye Hong to Zhejiang Mengxiang Consulting Services Co., Ltd. regarding Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated November 29, 2018 (incorporated herein by reference to Exhibit 10.13 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.17	English translation of Power of Attorney granted by Ye Fen to Zhejiang Mengxiang Consulting Services Co., Ltd. regarding Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated October 13, 2018 (incorporated herein by reference to Exhibit 10.14 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.18	English translation of Power of Attorney granted by Ye Fang to Zhejiang Mengxiang Consulting Services Co., Ltd. regarding Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated October 13, 2018 (incorporated herein by reference to Exhibit 10.15 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.19	English translation of Power of Attorney granted by Ye Hong to Zhejiang Mengxiang Consulting Services Co., Ltd. regarding Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated October 13, 2018 (incorporated herein by reference to Exhibit 10.16 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.20	English translation of Proxy Agreement for School’s Sponsors and Directors, granted by Zhejiang Lishui Mengxiang Education Development Co., Ltd. and Ye Fen, Wei Biao, Ye Fang, Ye Hong, Chen Guoliang and Shi Jixing, to Zhejiang Mengxiang Consulting Services Co., Ltd. regarding Liandu Foreign Languages School and the Kindergarten of Liandu Foreign Languages School, dated October 13, 2018 (incorporated herein by reference to Exhibit 10.17 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.21	English translation of Supplemental Agreement of the Proxy Agreement for School’s Sponsors and Directors granted by Zhejiang Lishui Mengxiang Education Development Co., Ltd. and Ye Fen, Wei Biao, Ye Fang, Ye Hong, Chen Guoliang and Shi Jixing, to Zhejiang to Mengxiang Consulting Services Co., Ltd. regarding Liandu Foreign Languages School and the Kindergarten of Liandu Foreign Languages School, dated November 29, 2018 (incorporated herein by reference to Exhibit 10.18 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.22	English translation of Power of Attorney for the School’s Sponsor granted by Zhejiang Lishui Mengxiang Education Development Co., Ltd. to Zhejiang Mengxiang Consulting Services Co., Ltd. regarding Liandu Foreign Languages School dated November 29, 2018 (incorporated herein by reference to Exhibit 10.19 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.23	English translation of Power of Attorney granted by Ye Fen to Zhejiang Mengxiang Consulting Service Co. Ltd. regarding Liandu Foreign Languages School dated November 29, 2018 (incorporated herein by reference to Exhibit 10.20 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.24	English translation of Power of Attorney granted by Wei Biao to Zhejiang Mengxiang Consulting Service Co. Ltd. regarding Liandu Foreign Languages School dated November 29, 2018 (incorporated herein by reference to Exhibit 10.21 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.25	English translation of Power of Attorney granted by Ye Fang to Zhejiang Mengxiang Consulting Service Co. Ltd. regarding Liandu Foreign Languages School dated November 29, 2018 (incorporated herein by reference to Exhibit 10.22 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.26	English translation of Power of Attorney granted by Ye Hong to Zhejiang Mengxiang Consulting Service Co. Ltd. regarding Liandu Foreign Languages School dated November 29, 2018 (incorporated herein by reference to Exhibit 10.23 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.27	English translation of Power of Attorney granted by Chen Guoliang to Zhejiang Mengxiang Consulting Service Co. Ltd. regarding Liandu Foreign Languages School dated November 29, 2018 (incorporated herein by reference to Exhibit 10.24 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.28	English translation of Spouse Undertaking, granted by Wei Biao, the spouse of Ye Fen, to Ye Fen regarding Zhejiang Lishui Mengxiang Education Development Co., Ltd., dated November 29, 2018 (incorporated herein by reference to Exhibit 10.25 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.29	English translation of Spouse Undertaking, granted by Chen Jianjun, the spouse of Ye Fang, to Ye Fang regarding Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated November 29, 2018 (incorporated herein by reference to Exhibit 10.26 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.30	English translation of Spouse Undertaking, granted by Ji Hongfeng, the spouse of Ye Hong, to Ye Hong regarding Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated November 29, 2018 (incorporated herein by reference to Exhibit 10.27 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.31	English translation of Loan Agreement, between Zhejiang Mengxiang Consulting Services Co., Ltd. and Zhejiang Lishui Mengxiang Education Development Co., Ltd. regarding Liandu Foreign Languages School and the Kindergarten of Liandu Foreign Languages School dated October 13, 2018 (incorporated herein by reference to Exhibit 10.28 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.32	English translation of Supplemental Agreement of Loan Agreement, between Zhejiang Mengxiang Consulting Services Co., Ltd. and Zhejiang Lishui Mengxiang Education Development Co., Ltd. regarding Liandu Foreign Languages School and the Kindergarten of Liandu Foreign Languages School dated November 29, 2018 (incorporated herein by reference to Exhibit 10.29 to the registration statement on Form F-1 (File No. 333-248691), as amended, initially filed with the Securities and Exchange Commission on September 9, 2020)

10.33	English translation of the Equity Transfer Agreement, between Zhejiang Mengxiang Consultancy Services Co., Ltd., Gamefield Hong Kong Limited and Li Qiang dated January 27, 2021 (incorporated herein by reference to Exhibit 4.33 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 30, 2021)

10.34	English translation of the Investment Cooperation Agreement, between Lishui Mengxiang, Beijing S.K. and certain other parties affiliated with Beijing S.K. regarding the acquisition of the controlling stake in Beijing S.K. dated July 27, 2021 (incorporated herein by reference to Exhibit 4.34 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.35	English translation of the Sponsorship Interest Transfer Agreement, between Lishui Mengxiang and Qingtian Zhongyi Education Investment regarding the acquisition of 100% of the sponsorship interest of Qingtian International School dated August 18, 2021 (incorporated herein by reference to Exhibit 4.35 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.36	English translation of the Investment Cooperation Agreement, between Lishui Mengxiang and Beijing R.R.Z. regarding the formation of Beijing Xinxiang dated January 18, 2022 (incorporated herein by reference to Exhibit 4.36 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.37	English translation of Supplementary Agreement of the Investment Cooperation Agreement, between Lishui Mengxiang, Beijing S.K., Beijing P.X. and certain other parties affiliated with Beijing S.K. regarding the partial conversion of the previously issued convertible debt dated April 18, 2022 (incorporated herein by reference to Exhibit 4.37 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.38	English translation of Acknowledgment Agreement of Contractual Agreements, between Zhejiang Mengxiang Consulting Services Co., Ltd., Qingtian Overseas Chinese International School, Zhejiang Lishui Mengxiang Education Development Co., Ltd. And certain other parties dated April 20, 2022 (incorporated herein by reference to Exhibit 4.38 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.39	English translation of the Business Cooperation Agreement, between Zhejiang Mengxiang Consulting Services Co., Ltd., Qingtian Overseas Chinese International School, Zhejiang Lishui Mengxiang Education Development Co., Ltd. and certain other parties dated April 20, 2022 (incorporated herein by reference to Exhibit 4.39 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.40	English translation of the Exclusive Technical Service and Business Consulting Agreement, between Zhejiang Mengxiang Consulting Services Co., Ltd. Qingtian Overseas Chinese International School and Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated April 20, 2022 (incorporated herein by reference to Exhibit 4.40 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.41	English translation of Exclusive Call Option Agreement, between Zhejiang Mengxiang Consulting Services Co., Ltd., Qingtian Overseas Chinese International School, Zhejiang Lishui Mengxiang Education Development Co., Ltd. and certain other parties dated April 20, 2022 (incorporated herein by reference to Exhibit 4.41 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.42	English translation of the Equity Pledge Agreement, between Zhejiang Lishui Mengxiang Education Development Co., Ltd., Zhejiang Mengxiang Consulting Services Co., Ltd., Ye Fen, Ye Fang and Ye Hong dated April 20, 2022 (incorporated herein by reference to Exhibit 4.42 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.43	English translation of the Proxy Agreement for Shareholders, between Zhejiang Lishui Mengxiang Education Development Co., Ltd., Zhejiang Mengxiang Consulting Services Co., Ltd., Ye Fen, Ye Fang and Ye Hong dated April 20, 2022 (incorporated herein by reference to Exhibit 4.43 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.44	English translation of the Power of Attorney signed by Ye Fen as a shareholder dated April 20, 2022 (incorporated herein by reference to Exhibit 4.44 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.45	English translation of the Power of Attorney signed by Ye Fang as a shareholder dated April 20, 2022 (incorporated herein by reference to Exhibit 4.45 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.46	English translation of the Power of Attorney signed by Ye Hong as a shareholder dated April 20, 2022 (incorporated herein by reference to Exhibit 4.46 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.47	English translation of the Proxy Agreement for School’s Sponsor and Council Members, between Zhejiang Lishui Mengxiang Education Development Co., Ltd., Qingtian Overseas Chinese International School, Zhejiang Lishui Mengxiang Education Development Co., Ltd. and certain other parties dated April 20, 2022 (incorporated herein by reference to Exhibit 4.47 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.48	English translation of the Power of Attorney for School’s Sponsor signed by Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated April 20, 2022 (incorporated herein by reference to Exhibit 4.48 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.49	English translation of the Power of Attorney signed by Ye Fen as a counsil member dated April 20, 2022 (incorporated herein by reference to Exhibit 4.49 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.50	English translation of the Power of Attorney signed by Ye Hong as a counsil member dated April 20, 2022 (incorporated herein by reference to Exhibit 4.50 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.51	English translation of the Power of Attorney signed by Ye Fang as a counsil member dated April 20, 2022 (incorporated herein by reference to Exhibit 4.51 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.52	English translation of the Power of Attorney signed by Li Haibo as a counsil member dated April 20, 2022 (incorporated herein by reference to Exhibit 4.52 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.53	English translation of the Power of Attorney signed by Yao Jianwei as a counsil member dated April 20, 2022 (incorporated herein by reference to Exhibit 4.53 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.54	English translation of the Spouse Undertaking signed by Wei Biao dated April 20, 2022 (incorporated herein by reference to Exhibit 4.54 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.55	English translation of the Spouse Undertaking signed by Chen Jianjun dated April 20, 2022 (incorporated herein by reference to Exhibit 4.55 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.56	English translation of the Spouse Undertaking signed by Ji Hongfeng dated April 20, 2022 (incorporated herein by reference to Exhibit 4.56 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.57	English translation of the Loan Agreement, among Zhejiang Mengxiang Consulting Services Co., Ltd., Zhejiang Lishui Mengxiang Education Development Co., Ltd. and Qingtian Overseas Chinese International School dated April 20, 2022 (incorporated herein by reference to Exhibit 4.57 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.58	English translation of the Supplemental Agreement on the Transfer of the Target Company with Beijing S.K., Beijing P.X. and certain other parties, in respect of the confirmation on consolidating Beijing P.X. into the 2022 consolidated financial statements dated April 24, 2022 (incorporated herein by reference to Exhibit 4.58 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on April 29, 2022)

10.59	English translation of the Business Cooperation Agreement, between Zhejiang Mengxiang Consulting Services Co., Ltd., Qingtian Overseas Chinese International School, Zhejiang Lishui Mengxiang Education Development Co., Ltd. and certain other parties dated January 31, 2023 (incorporated herein by reference to Exhibit 4.59 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.60	English translation of the Exclusive Technical Service and Business Consulting Agreement, between Zhejiang Mengxiang Consulting Services Co., Ltd. Qingtian Overseas Chinese International School and Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated January 31, 2023 (incorporated herein by reference to Exhibit 4.60 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.61	English translation of Exclusive Call Option Agreement, between Zhejiang Mengxiang Consulting Services Co., Ltd., Qingtian Overseas Chinese International School, Zhejiang Lishui Mengxiang Education Development Co., Ltd. and certain other parties dated January 31, 2023 (incorporated herein by reference to Exhibit 4.61 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.62	English translation of the Equity Pledge Agreement, between Zhejiang Lishui Mengxiang Education Development Co., Ltd., Zhejiang Mengxiang Consulting Services Co., Ltd., Ye Fen and Ye Hong dated January 31, 2023 (incorporated herein by reference to Exhibit 4.62 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.63	English translation of the Proxy Agreement for Shareholders, between Zhejiang Lishui Mengxiang Education Development Co., Ltd., Zhejiang Mengxiang Consulting Services Co., Ltd., Ye Fen and Ye Hong dated January 31, 2023 (incorporated herein by reference to Exhibit 4.63 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.64	English translation of the Power of Attorney signed by Ye Fen as a shareholder dated January 31, 2023 (incorporated herein by reference to Exhibit 4.64 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.65	English translation of the Power of Attorney signed by Ye Hong as a shareholder dated January 31, 2023 (incorporated herein by reference to Exhibit 4.65 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.66	English translation of the Proxy Agreement for School’s Sponsor and Council Members, between Zhejiang Lishui Mengxiang Education Development Co., Ltd., Qingtian Overseas Chinese International School, Zhejiang Lishui Mengxiang Education Development Co., Ltd. and certain other parties dated January 31, 2023 (incorporated herein by reference to Exhibit 4.66 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.67	English translation of the Power of Attorney for School’s Sponsor signed by Zhejiang Lishui Mengxiang Education Development Co., Ltd. dated January 31, 2023 (incorporated herein by reference to Exhibit 4.67 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.68	English translation of the Power of Attorney signed by Ye Fen as a counsil member dated January 31, 2023 (incorporated herein by reference to Exhibit 4.68 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.69	English translation of the Power of Attorney signed by Li Haibo as a counsil member dated January 31, 2023 (incorporated herein by reference to Exhibit 4.69 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.70	English translation of the Power of Attorney signed by Ye Jun as a counsil member dated January 31, 2023 (incorporated herein by reference to Exhibit 4.70 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.71	English translation of the Power of Attorney signed by Yan Yaomin as a counsil member dated January 31, 2023 (incorporated herein by reference to Exhibit 4.71 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.72	English translation of the Power of Attorney signed by Liu Fenghua as a counsil member dated January 31, 2023 (incorporated herein by reference to Exhibit 4.72 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.73	English translation of the Spouse Undertaking signed by Wei Biao dated January 31, 2023 (incorporated herein by reference to Exhibit 4.73 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.74	English translation of the Spouse Undertaking signed by Ji Hongfeng dated January 31, 2023 (incorporated herein by reference to Exhibit 4.74 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.75	English translation of the Loan Agreement, among Zhejiang Mengxiang Consulting Services Co., Ltd., Zhejiang Lishui Mengxiang Education Development Co., Ltd. and Qingtian Overseas Chinese International School dated January 31, 2023 (incorporated herein by reference to Exhibit 4.75 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.76	English translation of the Business Cooperation Agreement, between Zhejiang Mengxiang Consulting Services Co., Ltd., Langfang City Rail Transit Technical School, Beijing Pengxiang Tianxia Education Technology Co., Ltd., Zhejiang Lishui Mengxiang Education Development Co., Ltd. and certain other parties dated March 28, 2023 (incorporated herein by reference to Exhibit 4.76 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.77	English translation of the Exclusive Technical Service and Business Consulting Agreement, between Zhejiang Mengxiang Consulting Services Co., Ltd., Langfang City Rail Transit Technical School and Beijing Pengxiang Tianxia Education Technology Co., Ltd. dated March 28, 2023 (incorporated herein by reference to Exhibit 4.77 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.78	English translation of Exclusive Call Option Agreement, between Zhejiang Mengxiang Consulting Services Co., Ltd., Langfang City Rail Transit Technical School, Beijing Pengxiang Tianxia Education Technology Co., Ltd., Zhejiang Lishui Mengxiang Education Development Co., Ltd. and certain other parties dated March 28, 2023 (incorporated herein by reference to Exhibit 4.78 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.79	English translation of the Equity Pledge Agreement, between Zhejiang Lishui Mengxiang Education Development Co., Ltd., Beijing Pengxiang Tianxia Education Technology Co., Ltd., Zhejiang Mengxiang Consulting Services Co., Ltd., Ye Fen and Ye Hong dated March 28, 2023 (incorporated herein by reference to Exhibit 4.79 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.80	English translation of the Proxy Agreement for Shareholders, between Zhejiang Lishui Mengxiang Education Development Co., Ltd., Beijing Pengxiang Tianxia Education Technology Co., Ltd., Zhejiang Mengxiang Consulting Services Co., Ltd., Ye Fen and Ye Hong dated March 28, 2023 (incorporated herein by reference to Exhibit 4.80 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.81	English translation of the Power of Attorney executed by Zhejiang Lishui Mengxiang Education Development Co., Ltd. as a shareholder dated March 28, 2023 (incorporated herein by reference to Exhibit 4.81 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.82	English translation of the Proxy Agreement for School’s Sponsor and Council Members, between Zhejiang Mengxiang Consulting Services Co., Ltd., Langfang City Rail Transit Technical School, Beijing Pengxiang Tianxia Education Technology Co., Ltd. and certain other parties dated March 28, 2023 (incorporated herein by reference to Exhibit 4.82 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.83	English translation of the Power of Attorney for School’s Sponsor signed by Beijing Pengxiang Tianxia Education Technology Co., Ltd. dated March 28, 2023 (incorporated herein by reference to Exhibit 4.83 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.84	English translation of the Power of Attorney signed by Ye Fen as a counsil member dated March 28, 2023 (incorporated herein by reference to Exhibit 4.84 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.85	English translation of the Power of Attorney signed by Wei Biao as a counsil member dated March 28, 2023 (incorporated herein by reference to Exhibit 4.85 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.86	English translation of the Power of Attorney signed by Mao Hailing as a counsil member dated March 28, 2023 (incorporated herein by reference to Exhibit 4.86 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.87	English translation of the Power of Attorney signed by Qi Yuhai as a counsil member dated March 28, 2023 (incorporated herein by reference to Exhibit 4.87 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.88	English translation of the Spouse Undertaking signed by Wei Biao dated March 28, 2023 (incorporated herein by reference to Exhibit 4.88 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.89	English translation of the Spouse Undertaking signed by Ji Hongfeng dated March 28, 2023 (incorporated herein by reference to Exhibit 4.89 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

10.90	English translation of the Loan Agreement, among Zhejiang Mengxiang Consulting Services Co., Ltd., Langfang City Rail Transit Technical School and Beijing Pengxiang Tianxia Education Technology Co., Ltd. dated March 28, 2023 (incorporated herein by reference to Exhibit 4.90 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

21.1	List of Subsidiaries and VIEs of the Registrant (incorporated herein by reference to Exhibit 8.1 to the annual report on Form 20-F (File No. 001-39559), filed with the Securities and Exchange Commission on May 1, 2023)

23.1*	Consent of DeHeng Law Offices

23.2*	Consent of WWC P.C., Independent Registered Public Accounting Firm

23.3*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1†	Powers of Attorney (included on signature page)

107†	Calculation of Filing Fee Table

*	Filed herewith

†	Filed previously

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lishui City, Zhejiang Province, People’s Republic of China, on September 15, 2023.

Lixiang Education Holding Co., Ltd.

By:	/s/ Fen Ye
	Name:	Fen Ye
	Title:	Chairlady and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fen Ye	Chairlady and Director	September 15, 2023
Name: Fen Ye

*	Director and Chief Executive Officer	September 15, 2023
Name: Biao Wei	(principal executive officer)

*	Director	September 15, 2023
Name: Zhaoxiang Wei

*	Director	September 15, 2023
Name: Guoliang Chen

*	Director	September 15, 2023
Name: Teck Yong Heng

*	Director	September 15, 2023
Name: Yan Kit Lee

*	Chief Financial Officer	September 15, 2023
Name: Luoyuan Ye	(principal financial officer and principal accounting officer)

*By:	/s/ Fen Ye
Name: Fen Ye
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Lixiang Education Holding Co., Ltd., has signed this registration statement or amendment thereto in New York, United States on September 15, 2023.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President